UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EMCOR GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.

The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held in the Park Suite, Four Seasons Hotel, 57 East 57th Street, New York, New York, on Friday, June 11, 2010 at 10:00 A.M. (local time) for the following purposes:

1.	To elect ten directors to serve until the next annual meeting and until their successors are duly elected and qualified.

2.	To approve the 2010 Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for 2010.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2010 as the record date for determination of Stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.

Your attention is respectfully directed to the accompanying Proxy Statement.

By Order of the Board of Directors
Sheldon I. Cammaker
Corporate Secretary

Norwalk, Connecticut
April 27, 2010

EMCOR GROUP, INC.

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2010

This Proxy Statement and the Accompanying Annual Report are Available at: www.emcorgroup.com/proxyannual report

Among other things, this proxy statement contains information regarding: the date, time and location of the Annual Meeting, the matters being submitted to the holders of our common stock, par value $.01 per share, which we refer to as “Common Stock”, and how to vote. The mailing address of our principal executive offices is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this proxy statement and the accompanying proxy are being first sent or given to Stockholders is April 27, 2010.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our 2010 Annual Meeting of Stockholders will be held on Friday, June 11, 2010, at 10:00 a.m., local time, in the Park Suite, Four Seasons Hotel, 57 East 57th Street, New York, New York.

Information about this proxy statement

Why you received this proxy statement. You have received these proxy materials, including this proxy statement and our 2009 Annual Report to Stockholders, because the Board of Directors of EMCOR Group, Inc., a Delaware corporation, which we refer to as “we”, “us”, the “Company” or “EMCOR”, is soliciting your proxy to vote your shares at the Annual Meeting and any adjournment or postponement of such meeting. This proxy statement includes information we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On or about April 27, 2010, we mailed to our Stockholders of record as of the close of business on April 20, 2010 the proxy materials and a proxy card for the Annual Meeting. If you own our Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To serve you more efficiently and reduce costs, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, The Bank of New York Mellon Shareholder Services, LLC at 480 Washington Boulevard, 29th Floor, AIM #074-2930, Jersey City, New Jersey 07310-2054, telephone number 201-680-2181.

Notice of Internet Availability of Proxy Statement and Annual Report (the “Notice”). As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our Annual Report available to our Stockholders electronically via the Internet. If you received the Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may vote by Internet or by mail. If you received the Notice and would like to receive a set of our proxy materials in printed form by mail or electronically by e-mail, you should follow the instructions contained in the Notice for requesting such materials.

Householding. The Securities and Exchange Commission’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our Stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple Stockholders who share an address, unless we received contrary instructions from the impacted Stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a set of proxy materials, as requested, to any Stockholder at the shared address to which a single copy of those documents was delivered. Stockholders will continue to receive separate proxy cards. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who can vote

The record date for determining Stockholders entitled to vote at the Annual Meeting is April 20, 2010, which we refer to as the “Record Date”. Each of the 66,310,166 shares of our Common Stock issued and outstanding on that date is entitled to one vote at the Annual Meeting. Our Common Stock is our only voting security outstanding and entitled to vote on the Record Date.

Information about voting and revocation of proxies

The Notice containing instructions on how to access this proxy statement electronically cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet or by requesting and returning a paper proxy card or voting instruction card.

If your shares are held in your name, you have the right to vote in person at the meeting. If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the Stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Whether you hold shares directly as a Stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker or nominee. In most cases, you will be able to do this by using the internet or by telephone, or by mail if you received a printed set of the proxy materials.

By Internet – You may vote over the internet by following the instructions provided in the notice of internet availability, or if you received a printed set of proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Telephone – If you received printed proxy materials, your proxy card or voting instruction card provides instructions on voting by telephone.

By Mail – If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or, for shares held beneficially in street name, by following the voting instructions included by your broker or other nominee, and mailing it in the enclosed envelope.

If you sign the proxy but do not specify how you want to vote your shares on your proxy card or voting instruction card, or if you vote over the internet and do not so specify, we will vote your shares FOR the nominees named for director and FOR each of the two proposals.

If you are a Stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to EMCOR’s Corporate Secretary at EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851; (2) by submitting another proxy via the internet, by telephone, or by mail that is later dated and, if by mail, that is properly signed; or (3) by voting in person at the meeting. If your shares are held in street name, you must contact your broker or other nominee to revoke your proxy.

If you participate in the EMCOR Group, Inc. Employee Stock Purchase Plan, your proxy includes the number of shares held through that plan.

Quorum

The holders of record of a majority of the shares of our Common Stock issued and outstanding as of the close of business on April 20, 2010 must be present at the Annual Meeting, either in person or by proxy, for there to be a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Required vote

Item 1 (Election of Directors). For the election of directors, the affirmative vote of the holders of a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is necessary for the election of our directors.

Item 2 (2010 Incentive Plan) and Item 3 (Ratification of Ernst & Young LLP) and Any Other Matters. The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve (a) the 2010 Incentive Plan (Item 2), (b) the ratification of Ernst & Young (Item 3), and (c) any other matter that may properly come before the meeting. In addition, New York Stock Exchange rules also require that the total votes cast regarding the 2010 Incentive Plan represent over 50% of all outstanding shares.

Abstentions and Broker non-votes

Abstentions will have no effect on the election of directors (Item 1). Abstentions will be treated as being present and entitled to vote on the other Items presented at the Annual Meeting and, therefore, will have the effect of votes against such Items. If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Items 1 and 2. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1 and 2, and will not affect the outcome on those Items except to the extent broker non-votes cause less than a majority of votes to be cast on the 2010 Incentive Plan proposal. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

CORPORATE GOVERNANCE

We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board”, and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our Stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee”, regularly reviews corporate governance developments and makes recommendations to our Board with respect to suggested modifications to our Corporate Governance Guidelines.

Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that eight of our ten directors, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee”, the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee”, and the Corporate Governance Committee of our Board are “independent”, as defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These eight directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr., David H. Laidley, Jerry E. Ryan, and Michael T. Yonker. The other two directors are Frank T. MacInnis, Chairman of our Board and our Chief Executive Officer, and Anthony J. Guzzi, our President and Chief Operating Officer, and, accordingly, are not considered independent.

Executive Sessions of the Board. At each regularly scheduled meeting of the Board, non-management directors meet without any Company representatives present. The chairpersons of the Audit Committee, Compensation Committee, and Corporate Governance Committee rotate presiding over those executive sessions.

Board Leadership Structure. The Company has no formal policy regarding the leadership structure of the Company. Mr. Frank T. MacInnis has served as Chairman of our Board and our Chief Executive Officer since April 1994. Our Board believes the Company and its Stockholders are best served by having Mr. MacInnis as both Chairman and Chief Executive Officer. In these capacities he can serve as a bridge between the Board and management and provide critical leadership and effectively carry out the Company’s strategy and business plans.

The Company does not have a lead director but, as indicated above, a chairperson of each committee of the Board presides on a rotating basis over regular executive sessions of the non-management members of the Board. Members of management do not attend these sessions. The Board believes that these executive sessions, together with its strong committee system and substantial majority of independent directors, allows the Board to maintain effective oversight of management.

Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our website at www.emcorgroup.com.

Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and senior financial officers which imposes additional ethical obligations upon them.

Stockholder Communications. Stockholders and other interested persons may communicate with members of our Board as a group, or with one or more members of our Board (including non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. However, the Corporate Secretary will not forward communications to the Board that advocate illegal activity, are offensive or lewd, have no relevance to the business or operations of the Company, or constitute mass mailings, solicitations or advertisements. The Corporate Secretary will determine when a communication is not to be forwarded.

Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:

•	an executive officer;

•	a director;

•	a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder”;

•	an immediate family member of an executive officer, director or Significant Holder; or

•	an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

We refer to each of the foregoing as a “Related Party”.

The member of the Board who or whose immediate family member has an interest in the transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our General Counsel who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our Stockholders.

However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.

In order to ensure that material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party transactions between such individual and the Company other than those previously disclosed to the Company.

During the period from January 1, 2009 and ending April 27, 2010, there were no transactions, and there are no currently proposed transactions, in which the Company, or any of our subsidiaries, was or is to be a participant and in which any Related Party had or will have a direct or indirect material interest required to be approved by the Board or a Board committee.

Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and senior financial officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2009, our Board met eight times, and committees of our Board held an aggregate of 12 meetings. Each director, during the period he served as a director, attended at least 75% of the meetings of our Board and committees on which he served during 2009. As provided in our Corporate Governance Guidelines, all directors are expected to attend all annual meetings of stockholders, and all but one, who was ill at the time, attended the 2009 annual meeting of stockholders.

Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:

The Audit Committee, established in accordance with the rules of the Securities Exchange Act of 1934, is comprised of Messrs. Bershad, Brown, Hamm and Laidley. Among other things, it is responsible for:

•	engaging (subject to ratification by Stockholders), overseeing, and discharging our independent auditors;

•	setting our independent auditors’ fees;

•	reviewing the scope and audit procedures of our independent auditors;

•	approving audit and permitted non-audit services;

•	reviewing with management and our independent auditors our annual and quarter-annual financial statements;

•	receiving periodic reports from our independent auditors and management regarding the auditors’ independence;

•

meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, and the adequacy of our internal audit controls; and

•	reviewing our internal auditing and accounting personnel.

The Audit Committee met five times during 2009. Our Board has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Hamm and Laidley, are “audit committee financial experts”, within the meaning of the rules of the Securities and Exchange Commission.

The Compensation Committee is comprised of Messrs. Bershad, Bump, Fried, Laidley, Ryan and Yonker. It is responsible for:

•

overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our chief executive officer, chief operating officer, chief financial officer, and general counsel and for the position of chief executive officer of each subsidiary whose proposed annual base salary is $400,000 or more;

•

reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, together with the other independent directors, determining our Chief Executive Officer’s compensation level based on this evaluation;

•

reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our Chief Executive Officer and our other executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for any of our executive officers and for any of our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more; and

•	making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

During 2009, the Compensation Committee held four meetings.

Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer, Frank T. MacInnis, and our other senior executive officers, each of whom is referred to in the Summary Compensation Table for Fiscal Years 2009, 2008 and 2007 below, which we refer to as the “Summary Compensation Table”. It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to Mr. MacInnis and our other senior executive officers, who we refer to collectively as the “named executive officers”. Annual incentive awards for our named executive officers are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his pre-established personal goals and objectives for the most recently completed year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its determination regarding salary adjustments and payment of annual incentive awards. Mr. MacInnis also participates in a portion of the meetings of our Compensation Committee and our entire Board during which various compensation issues are discussed. The final determination regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.

Annually, during the first quarter of each year, the Compensation Committee establishes that year’s objectives for our financial performance and the personal goals and objectives for each of the named executive officers, upon which the payment of that year’s annual incentive awards for the executive may be based, and the targeted annual incentive awards for each such executive. Those criteria and targeted annual incentive awards are recommended by our Chief Executive Officer, and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the other independent directors. When incentive compensation plans for our named executive officers and other senior executives have been established, those plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer, which we refer to as “Mercer”. Mercer is a compensation consultant that the Compensation Committee has engaged annually commencing in 2006 to advise the Compensation Committee with regard to the amount and form of compensation for our named executive officers and to review compensation plans for them and, from time to time, to advise the Corporate Governance Committee with regard to the amount and form of compensation for our Board. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to those executives is competitive with that paid to executives holding comparable positions at Mercer-selected companies, which are large public construction and facilities management companies and with which we may compete for management talent. Mercer also reports upon its assessment of the appropriateness and fairness of our compensation plans when compared to compensation plans for comparable executives at those comparable companies. To the extent such plans may involve the issuance of equity to executives, all such plans are subject to the approval of our Stockholders. For 2009, we paid Mercer $77,949 for its services. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). We also use other Marsh subsidiaries (“Other Marsh Subsidiaries”) for insurance broking and risk consulting and for consulting on pension matters, including actuarial services. We have paid Other Marsh Subsidiaries $1,789,081 for the services they provided to us in 2009. Other Marsh Subsidiaries have been retained on behalf of the Company by management since 1987 and their retention is not subject to Board or Compensation Committee approval.

Our Long Term Incentive Plan, which we refer to as the “LTIP”, provides the methodology for computing the number of shares annually granted to executives participating in the LTIP. Grants of LTIP cash awards are, as set forth in the LTIP, based upon us achieving an earnings per share objective for a measurement period of three years. The earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors. The LTIP is further discussed commencing on page 14 in the Section entitled “Compensation Discussion and Analysis” and in the Section entitled “Long Term Incentive Plan” commencing on page 22 which follows the Summary Compensation Table on page 19.

The Corporate Governance Committee, comprised of Messrs. Brown, Bump, Fried, Hamm, Ryan, and Yonker, is charged with:

•	leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;

•	recommending to the Board nominees for election to the Board;

•	developing and overseeing an annual self-evaluation process for the Board and its committees;

•	making recommendations with respect to:

•	corporate governance guidelines;

•	compensation and benefits for non-employee directors; and

•

matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors;

•

reviewing with management the Company’s enterprise risk assessment policies, including the process by which enterprise risk is managed and major risk exposures are identified; in this connection the Corporate Governance Committee receives periodic reports from senior management and our internal auditors relating to risk assessment and risk management.

During 2009, the Corporate Governance Committee held three meetings.

The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee determines that a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. In the past, when it has considered the amount and form of Board compensation, it has sought the advice of Mercer. No change in compensation or benefits for directors was made in the 2009 calendar year

RECOMMENDATIONS FOR DIRECTOR CANDIDATES

The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and Stockholders. A Stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the Stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup. com. A Stockholder may also nominate director candidates by complying with our bylaw provisions discussed on page 50 under “Other Matters”—“Stockholder Proposals.”

If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the committee to identify and evaluate candidates includes:

•

consideration of those individuals recommended by Stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by any third party executive search firm retained by the Corporate Governance Committee, from time to time;

•	meeting, from time to time, to evaluate biographical information and background material relating to candidates; and

•	interviews of selected candidates by members of the Corporate Governance Committee.

As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees. Candidates have been selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Prior experience involving issues relevant to the Company’s business are among the most significant criteria. Final approval of a candidate is determined by the full Board. Although the Company does not have a formal policy on diversity in the consideration of selecting nominees to serve on the Board, diversity is one of several factors considered by the Corporate Governance Committee when it selects candidates for nomination to the Board. The committee does not apply a single definition of diversity and considers factors such as background and experience.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The objectives of our executive compensation program for our named executive officers, referred to in the Summary Compensation Table on page 19, are to attract, retain and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purposes of the key components of the program insofar as they relate to named executive officers are:

•	to reward named executive officers’ expertise and experience;

•	to reward named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

•	to align named executive officers’ compensation with the interests of our Stockholders.

The executive compensation program uses various compensation rewards that are geared to both our short-term and long-term performance. In designing these rewards we have applied the following principles:

•	compensation should reinforce our business strategy and long-term stockholder value creation;

•

a significant portion of named executive officer total compensation should be tied to achievement of our financial objectives as well as the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive award based on this criteria or one less than the targeted incentive awards. The Compensation Committee sets the objectives for a particular performance period;

•	incentive compensation should reflect both our short-term and long-term financial performance;

•	incentives should align the interests of our Stockholders and named executive officers by paying a significant portion of incentive awards in equity; and

•	incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us.

The key components of our compensation program are:

•

base salary and perquisites; the perquisites, which have been provided for more than 10 years, are principally dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites;

•	short-term incentives in the form of annual incentive awards; and

•	longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below. These incentives come in the form of:

•	annual awards of stock units representing the right to receive an equal number of shares of our Common Stock which vest generally in three years; and

•	performance-based cash incentive awards based on our financial performance during multi-year measurement periods.

We generally condition a named executive officer’s LTIP incentive awards on his remaining employed with us for three years from the date we grant the awards.

We also maintain a 401(k) savings plan. The 401(k) plan provides retirement benefits to the named executive officers. For 2009, our annual contribution to the 401(k) plan for each named executive officer was $11,000.

In severance agreements with our named executive officers, we provide special compensation to each in the event his employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” contained in the severance agreements in the Section entitled “Potential Post Employment Payments”—“Severance Agreements” commencing on page 27).

The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other executive officers. To assist the Compensation Committee, early each year it retains Mercer as a compensation consultant to review the compensation payable to our named executive officers. The assignments to Mercer have been made by the Chairman of the Compensation Committee. To assist the Compensation Committee in its compensation discussions and decisions, which includes salary levels, targeted annual incentive awards, financial measurements for annual incentive awards and for our LTIP, and LTIP targeted performance-based cash incentive awards for multi-year periods, as discussed below, Mercer presents compensation information compiled from proxy data and Forms 8-K from companies in a comparator group developed by Mercer with input from management. This information includes annual base salary, annual bonuses, long-term incentives, including stock option and restricted stock awards, and targeted long-term incentive performance plan awards.

For 2009, Mercer’s comparator group of companies included the following 16 large public construction and facilities management companies from which we might hire top talent or which might try to recruit our executives.

ABM Industries Incorporated
AECOM Technology Corporation
C.B. Richard Ellis Group, Inc.
Chicago Bridge & Iron, N.V.

Fluor Corp.
Foster Wheeler Ltd.
Granite Construction Incorporated
Jacobs Engineering Group, Inc.
Jones Lang LaSalle Incorporated
KBR, Inc.
McDermott International, Inc.
Quanta Services, Inc.
Republic Services, Inc.
The Shaw Group Inc.
Tutor Perini Corporation
URS Corporation

We refer to these companies as the “Comparator Companies”.

Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chairman of the Board and Chief Executive Officer, Mr. Frank T. MacInnis, and our other named executive officers. It also reviews the annual salaries of our other officers and employees and those of our subsidiaries whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments and for the payment of annual incentive awards. Payments of annual incentive awards for 2009 for the named executive officers are set out in the Summary Compensation Table on page 19 and were based upon our performance in meeting pre-established financial objectives for the year and an evaluation of the individual named executive officer’s performance in meeting his pre-established personal goals and objectives for the year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its final determination regarding salary adjustments and payment of annual incentive awards at a meeting without any members of management being present.

Mr. MacInnis meets with the Compensation Committee during the first calendar quarter of each year to discuss for that year targeted annual incentive awards for each named executive officer and objectives for our financial performance for the year and personal goals and objectives of each named executive officer for the year upon which the payment of that year’s annual incentive awards may be based. Targeted annual incentive awards for each of our named executive officers, our annual financial goals, and personal goals and objectives for each such executive are recommended by Mr. MacInnis, and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the independent directors, at a meeting without any members of management being present.

Because, as discussed below, our annual incentive awards to named executive officers are capped at no more than 250% of annual base salary and our LTIP provides for the award of stock units vesting, generally, over a three year period and the potential of a cash award depending on earnings over a three year period, our Board does not believe its named executive officers are encouraged to take excessive or unnecessary risk. In addition, our Board does not believe that our compensation policies and practices for employees generally are reasonably likely to have a material adverse effect on the Company.

Annual Base Salary

Annual base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.

We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of the named executive officers, each of whom (other than Mr. Anthony J.

Guzzi, our President and Chief Operating Officer) has been with us for more than fifteen years. Base salaries are reviewed annually, and we have generally increased named executive officer salaries to reflect increases in the cost of living, to reflect promotions or increased responsibilities, when appropriate, and to remain competitive with those paid by Comparator Companies. However, in 2009 the Compensation Committee concluded, that in light of macro-economic conditions, it would not be appropriate to increase the annual base salary for any named executive officer as well as the annual base salary for certain of our subsidiaries’ officers, including any officer of our subsidiaries whose annual base salary was $400,000 or greater. In 2010, we increased named executive officer salaries, principally, to reflect increased responsibilities and to remain competitive with those paid by Comparator Companies.

Annual Incentive Program

An annual incentive award forms a significant element of annual compensation under our compensation program. For the past five years named executive officer annual incentive awards have been based primarily on pre-established annual financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. Such performance improvements should lead to sustained growth and ultimately to enhanced stockholder value.

Annual incentive awards based upon our financial results are made under our Key Executive Incentive Bonus Plan. For 2009, each named executive officer had a targeted annual incentive award based on 2009 financial results as well as a targeted annual incentive award based on his meeting certain pre-established personal goals and objectives. The maximum potential aggregate annual incentive awards payable for 2009 to Messrs. MacInnis and Guzzi were 250% and 220% of their respective 2009 base salaries and to each other named executive officer were 200% of their respective 2009 base salaries. We refer to a named executive’s maximum potential aggregate annual incentive awards sometimes as his “Maximum Potential Incentive Award.”

For Messrs. MacInnis and Guzzi, their 2009 targeted annual incentive awards, based upon our meeting certain financial measurements for 2009, were 100% and 88% of their annual base salaries, respectively, and for Messrs. Sheldon I. Cammaker, our Executive Vice President, General Counsel and Secretary, Mark A. Pompa, our Executive Vice President and Chief Financial Officer, and R. Kevin Matz, our Executive Vice President—Shared Services, their 2009 targeted annual incentive awards, based upon our meeting those 2009 financial measurements, were 80% of their respective 2009 annual base salaries. We refer to this targeted annual incentive award sometimes as the “Financial Target Bonus”. The exact amount of each Executive’s 2009 annual incentive award that we would pay based on our financial performance ranged from 0% to the maximum percentage of his annual base salary indicated in the immediately preceding paragraph, depending on our 2009 earnings per share and the ratio of our 2009 positive operating cash flow to our 2009 operating income. (When we refer to earnings per share with respect to our Annual Incentive Program, we mean earnings per share on a fully diluted basis. However, in calculating 2010 earnings per share and operating income for puposes of determining 2010 annual incentive awards there is to be excluded from such calculations (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) sale or disposition of Company assets or securities or (ii) acquisition or investment, (c) the effect of any changes in statutory tax rates from those in effect on March 25, 2010, (d) restructuring charges due to a sale or closure of a subsidiary’s business, and (e) the cumulative effect of any change in accounting principles, and for the purpose of calculating operating cash flow, amounts that are the subject of clauses (a) through (e) above are to be excluded from such calcualtion.) Our Chief Executive Officer, together with other named executive officers, developed proposed 2009 financial measurements on which to base the payment of annual incentive awards under our Key Executive Incentive Bonus Plan. Our Chief Executive Officer then proposed to the Compensation Committee the financial measurements. Our Compensation Committee considered the recommendations and established financial measurements for those annual incentive awards in March 2009, taking into account the recommendations of management, our 2009 budget, and annual earnings per share guidance for 2009 that we gave to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved earnings per share for 2009 of at least $1.50 and 2009 positive operating cash flow of at least 30% of 2009 operating income. Consequently, the financial measurements emphasized earnings as well as positive operating cash flow—a measure of quality of earnings—and we linked it to guidance we provided to the equity markets.

In order for a named executive officer to be entitled to his 2009 Financial Target Bonus (a) our 2009 earnings per share had to be at least $1.90, which exceeded our initial 2009 earnings per share guidance of $1.80 per share that was provided to equity markets in February 2009, and (b) the ratio of our 2009 positive operating cash flow to our 2009 operating income had to be at least 100%. If earnings per share were less than $1.90 but at least $1.50, each named executive officer’s actual annual incentive award that was based on financial measurements would have been less than his Financial Target Bonus in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix”. The Matrix also took into account the amount, if any, by which the ratio of 2009 positive operating cash flow to 2009 operating income was less than 100%. If 2009 earnings per share were in excess of $1.90, each named executive officer’s actual annual incentive award based on financial measurements for 2009 could be greater than or less than his Financial Target Bonus in accordance with the Matrix, depending upon the ratio of positive operating cash flow to operating income, but could not exceed his Maximum Potential Incentive Award, and as indicated above, if earnings per share were less than $1.50, no annual incentive award for 2009 based on financial measurements would be paid to any named executive officer. Furthermore, as indicated above, no such annual incentive awards would be paid if the ratio of our 2009 positive operating cash flow to 2009 operating income was less than 30%.

In addition, as indicated above, under our Annual Incentive Program, during the first quarter of each calendar year, our Chief Executive Officer and each other named executive officer agree on the named executive officer’s personal goals and objectives for the year, which are in addition to his normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program we can pay a named executive officer an annual incentive award based on achieving his annual personal goals and objectives of up to two times a designated percentage of his annual base salary.

Following the end of each year, our Chief Executive Officer reports to the Compensation Committee on our financial results and on how well each named executive officer performed in meeting his personal goals and objectives, and the Compensation Committee, with the approval of the other independent directors, determines the amount to be paid to each named executive as his annual incentive awards. These annual incentive awards are made without any member of management present.

For 2009, our actual earnings per share were $2.38, and the ratio of our 2009 positive operating cash flow to 2009 operating income was approximately 137% which, in accordance with the 2009 Matrix, permitted payment to each named executive of the following approximate percentages of his 2009 annual base salary: Mr. MacInnis, 196%; Mr. Guzzi, 172%, and Messrs. Cammaker, Pompa and Matz, each 157%. This was the actual annual incentive award made by the Compensation Committee to each named executive officer for 2009 in respect of our financial performance. In addition, the Compensation Committee made annual incentive awards to the named executive officers based upon achievement of their respective personal goals and objectives. For 2009, Messrs. MacInnis and Guzzi were awarded 50% and 44%, respectively, of their respective annual base salaries, and Messrs. Cammaker, Pompa and Matz were each awarded 40% of their respective 2009 base salaries.

Under the terms of the program for 2009, the Compensation Committee could have, in its sole discretion, reduced the payment of any named executive officer’s annual incentive award based on financial measurements even though these financial measurements called for payment of the percentages provided for in the Matrix. In the exercise of its discretion the Compensation Committee and the independent members of our Board could have taken into account whatever factors they deemed appropriate in exercising negative discretion and could have awarded a percentage less than that called for by the Matrix. The Compensation Committee, in its sole discretion, also could have awarded in respect of each named officer’s personal goals and objectives a percentage of his 2009 base salary ranging from zero to twice the percentage designated for him.

The 2009 aggregate annual incentive awards made to each named executive officer was less than his Maximum Potential Incentive Award and represented the following approximate percentages of his respective 2009 base salary: Mr. MacInnis, 246%; Mr. Guzzi, 216%, and Messrs. Cammaker, Pompa and Matz, each, 197%.

MacInnis Special Bonuses

In light of our results for 2009, the Compensation Committee in March 2010 awarded Mr. MacInnis a special cash bonus of $217,500. This cash bonus for 2009 is reflected under the “Bonus” column of the Summary Compensation Table on page 19 and is in addition to the payment he received in respect of his annual incentive award for 2009.

Long Term Incentive Plan

We provide a significant portion of our named executive officers’ compensation through our LTIP. The LTIP provides incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and Stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Mercer’s then list of Comparator Companies, and use of equity for alignment with stockholder returns.

Each participant in the LTIP, including each named executive officer, is entitled each year to an award based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus”.

Specifically, the LTIP Target Bonus consists of:

•

an annual grant of stock units to senior executives, including the named executive officers. This is the retention component. The stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vest on the third anniversary of the grant date of the stock units. The named executive officer is to receive a number of shares of our Common Stock equal to his annual grant of stock units approximately three years from the grant date. The named executive officer will receive those shares only if he continues to be employed by us through the third anniversary of the grant date, unless his employment is terminated by us without cause, by him for good reason, or by reason of his death or disability or upon his retirement on or after age 65 in which case he would receive those shares. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP on page 31 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.) Thus, a significant portion of the named executive officer’s total compensation is tied to our stock performance; and

•

an award of a potential performance-based cash incentive award, which we refer to sometimes as the LTIP Cash Target Bonus, and which is the performance component. This component provides for the annual establishment of three year measurement periods. The award year and the two ensuing years make up each measurement period. Each named executive officer may receive a performance-based cash incentive award, depending upon how closely our actual aggregate earnings per share for the three year measurement period compare to a pre-established earnings per share objective for that measurement period. The Compensation Committee sets the earnings per share objectives. (When we refer to “earnings per share” with respect to our LTIP, we mean earnings per share on a fully diluted basis. However, earnings per share with respect to three year measurement periods commencing on or after January 1, 2010 will not reflect (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) any investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) sale or disposition of Company assets or securities or (ii) acquisition or investment, (c) the effect of any changes in statutory tax rates from those in effect on March 29, 2010, (d) restructuring charges due to a sale or closure of a subsidiary’s business, and (e) the cumulative effect of any change in accounting principles.) We use the three year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term Stockholder interests. If we achieve 100% of the earnings per share objective that the Compensation Committee established for a measurement period, the named executive officer will receive 100% of his LTIP Cash Target Bonus. If we achieve 50% of the earnings per share objective for a measurement period, the named executive officer will receive 50% of his LTIP Cash Target Bonus. If we fail to achieve our minimum objectives of at least 50% of the pre-established earnings per share objective for a measurement period, no performance- based cash incentive award is payable in respect of that period. If we exceed the pre-established earnings per share objective for the measurement period by 120% or more, the named executive officer will receive 200% of his LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective for the measurement period or between 100% and 120% of the earnings per share objective, the percentage of the LTIP Cash Target Bonus is interpolated from 50% to 100% of the LTIP Cash Target Bonus and from 100% to 200% of the LTIP Cash Target Bonus, respectively. The named executive officer would not be entitled to any performance-based cash incentive award for any measurement period in which his employment is terminated by us for cause or in which he leaves our employment without good reason. However, if, during a measurement period, his employment is terminated by us without cause, by him for good reason or by reason of his death, disability or retirement at age 65 or older, he would, nevertheless, be entitled to a pro rata amount of the performance-based cash incentive award that he would have received had he been employed by the Company for that measurement period. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP on page 31 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan.”)

Under the terms of the LTIP, we established for each LTIP participant, including each named executive officer, a Multiplier (or percentage) of his annual base salary rate. The Multiplier for each named executive officer, which is set out in the LTIP (subject to change annually by the Compensation Committee for each named executive officer), for 2009 was as follows: Mr. MacInnis, 200%; Mr. Guzzi, 150%; Mr. Cammaker, 125%; Mr. Pompa, 125%; and Mr. Matz, 125%. In the opinion of Mercer, the Multiplier for each named executive officer, when applied to a percentage of his annual base salary rate as of the end of the previous year, resulted in an LTIP Target Bonus for each named executive officer which was competitive with those provided by the Comparator Companies. Any change in the Multiplier for a named executive officer would change the basis for computing his potential cash incentive award under the LTIP as well as his annual number of stock units.

The Compensation Committee believes this two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards provide a direct link to long-term corporate performance.

In addition, the Board believes that because part of each LTIP award is in stock units generally vesting three years from the grant date and the balance is payable in cash based on the Company’s financial performance over a three year period, which amount is capped based on a percentage of annual base salary rate, the LTIP does not encourage excessive or unnecessary risk taking by participants in the LTIP, including our named executive officers.

Under the terms of the LTIP, the Compensation Committee established a measurement period consisting of calendar years 2007, 2008 and 2009 pursuant to which performance-based cash incentive awards may be paid to LTIP participants, including our named executive officers. The actual amount payable in respect of each participant’s LTIP Cash Target Bonus for this measurement period, 50% of the product of his Multiplier and his annual base salary rate as of December 31, 2006, was dependent upon how our Company’s earnings per share for that period measured up against the earnings per share objective for the period, which was $4.58 per share (as adjusted for our 2-for-1 stock split effected on July 9, 2007). Because our aggregate earnings per share for the 2007 – 2009 measurement period ($6.95) exceeded by more than 120% the $4.58 per share earnings objective for that measurement period, in accordance with the LTIP, each named executive officer, as well as each other participant in the LTIP, was paid in March 2010 200% of his LTIP Cash Target Bonus. The amount of this payment to each named executive officer is included under the “Non-Equity Incentive Plan Compensation” column for 2009 of the Summary Compensation Table on page 19.

In January 2009 pursuant to the terms of the LTIP each named executive officer, as well as each other participant in the LTIP, was awarded a number of stock units entitling him to receive in February 2012 an equal number of shares of our Common Stock provided he is continuously employed by us through that date. However, if his employment is terminated by us without cause, by him for good reason, or by reason of his death, disability or retirement at age 65 or older, he will, nevertheless, be entitled to those shares. The number of stock units awarded to each named executive officer was determined by dividing the closing price of a share of our Common Stock on the New York Stock Exchange on January 2, 2009 by 50% of the product of the named executive officer’s then Multiplier and his annual base salary rate as of December 31, 2008. The aggregate grant date value of the stock units awarded in 2009 to each named executive officer based on Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is included under the “Stock Awards” column for 2009 of the Summary Compensation Table on page 19.

In addition, in February 2009, under the LTIP, the Compensation Committee established a measurement period consisting of the 2009 – 2011 calendar years and established for that period an earnings per share objective of $5.40. Each named executive officer’s LTIP Cash Target Bonus for that measurement period is 50% of the product of his annual base salary rate as of the end of 2008 and his current Multiplier set out on page 15 of this Compensation Discussion and Analysis. The amount set out in the Table entitled Grants of Plan-Based Awards in Fiscal Year 2009 on page 24 identified with footnote (4) indicates the range of performance-based cash incentive awards each named executive officer may receive in respect of the 2009 – 2011 measurement period if we achieve for that measurement period (i) the minimum earnings per share objective of $2.70, (ii) the earnings per share objective of $5.40, or (iii) at least 120% of the earnings per share objective, or $6.48. As indicated earlier, if we do not achieve the minimum earnings per share objective for the 2009 – 2011 measurement period, we will not pay any of the LTIP performance-based cash incentive awards identified in the Grants of Plan- Based Awards in Fiscal Year 2009 Table.

Percentage of Incentive Compensation

We believe our annual and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The LTIP incentive awards, in part, expose management to the risk that our stock value will go down and are conditioned on the named executive officer staying employed with us for a significant period of time.

For 2009, the percentages of targeted incentive compensation to total targeted compensation of the named executive officers ranged from approximately 47% to 52%, and the equity component percentage of the named executive officers’ total targeted compensation ranged from approximately 18% to 23%. Of their 2009 total targeted compensation, the percentages that were forfeitable ranged from approximately 36% to 46% if the named executive officer did not stay employed with us for approximately three years from the award date (unless employment is terminated by us without cause, by him for good reason or by reason of his death, disability, or retirement at age 65 or older.)

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, generally limits how much compensation public companies may deduct on their U.S. Federal income tax returns for compensation paid to certain executive officers. Public companies generally may deduct up to $1 million of compensation they pay to any employee who on the last day of the year is one of our named executive officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation plans. While we have designed much of our annual incentive awards and LTIP performance-based cash incentive awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive awards and LTIP awards qualify under Section 162(m). To the extent a named executive officer’s annual incentive award is paid based on achievement of his personal goals and objectives (and a portion was so paid for 2009), the award would not, and did not, qualify under Section 162(m). In addition, the special bonus paid to our chief executive officer did not qualify under Section 162(m). Also, awards of stock units under the LTIP, which vest over the passage of time, do not qualify under Section 162(m). The Compensation Committee does not require that all compensation qualify under Section 162(m) because it believes that it is important to preserve flexibility in administering compensation programs.

Accounting Treatment

When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment. For calendar years 2005, 2006 and 2007, a portion of our annual incentive awards to our named executive officers and certain other employees were made in phantom stock units, which were to be settled in cash and resulted in a liability award being established. This type of award is required to be marked to market at the end of each accounting period. As a consequence, during the accounting periods before which we paid cash for phantom stock units, these awards resulted in additional expense when the value of our Common Stock rose above the value of the phantom units as of the last valuation date and resulted in additional net income when the value of our Common Stock fell below the value of the phantom units as of the last valuation date. For this reason, among others, the Compensation Committee has not granted any phantom stock units since such awards were made in respect of 2007.

Retirement Plans, Severance Arrangements, and Stock Options

Retirement Plans

As indicated above, we provide our sole retirement benefits through our 401(k) plan pursuant to which we made a matching contribution of $11,000 for the account of each named executive officer for 2009. We base the amount of our contribution for named executive officers on a formula set forth in the terms of the plan that applies to all administrative employees participating in our 401(k) plan. Because there is no retirement benefit enhancement for named executive officers, the Compensation Committee does not consider gains from stock option or stock awards in setting retirement benefits for each named executive officer.

Severance Arrangements

In light of our modest retirement benefits and the existence of employment agreements for several years with our named executive officers other than Mr. Guzzi (who did not join us until October 2004), which employment agreements we decided not to renew when they expired December 31, 2004, the Compensation Committee decided to enter into severance agreements with our named executive officers in 2005. The terms of the severance agreements reflect market practice and advice provided at the time they were entered into to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and take into account the named executive officers’ past accomplishments. If a named executive is terminated without cause or if he terminates his employment for good reason, his severance agreement provides him with a severance benefit equal to (a) two years of his annual base salary and (b) a prorated amount of his annual incentive awards. The Severance Agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described commencing on page 27 under “Potential Post Employment Payments”—“Severance Agreements”.

In addition, if the named executive officer is terminated without cause or if he terminates his employment for good reason, as those terms are defined on page 31 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”, we will provide him with:

•	all the shares issuable in respect of his LTIP stock units no later than six months after the named executive officer’s termination date; and

•

with respect to each measurement period then in effect, a prorated amount of the LTIP performance-based cash incentive award that he would have received had he remained in our employ during the entire measurement period.

Change of Control Agreements

We have entered into change of control agreements with each named executive officer and our other senior executives so that if we experience a change of control we can provide security to them during the period of change of control in order that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure and in order that we may retain these individuals during that period and the transition to new ownership. These agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, an Executive terminates his employment for good reason or an Executive’s employment is terminated involuntarily, other than for cause, death or disability. The enhanced severance benefits payable in the event of severance after a change of control are described below in the Section entitled “Potential Post Employment Payments”—“Change of Control Agreements” commencing on page 33. Those terms and provisions reflected competitive market practices and advice provided by outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The terms “cause”, “good reason” and “change of control” as used in the change of control agreements are defined on pages 33 and 34.

Excise Tax Gross-Ups

The severance payments and other payments and benefits our named executive officers would receive in connection with a change of control could trigger an excise tax, payable by our named executive officers. In that case, we would make gross-up payments to those named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. We would provide these gross-up payments, even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them.

Stock Options

In addition, most of the stock options granted to each of the named executive officers provide that if his employment is terminated without cause or if he terminates his employment for good reason, the period during which the stock options are exercisable continues following the termination of his employment for the remainder of the option term, and one grant of stock options provides that the options are exercisable for their entire term whether or not the named executive officer remains in the Company’s employ and regardless of the reason for the termination of his employment. The balance of their stock options provide that such options are exercisable for the shorter of two years from such employment termination date or the remainder of the option term. The terms “cause” and “good reason” as defined in the stock option agreements are substantially the same as they are defined in the severance agreements. All stock options granted to our named executive officers are presently vested.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Table sets forth information with respect to the compensation of our Chairman of the Board and Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, who we refer to collectively as the “named executive officers”, based on total compensation for fiscal 2009.

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Frank T. MacInnis Chairman of the Board and Chief Executive Officer	2009	$950,000	$217,500	$950,000	—	$3,859,500	$112,625	$6,089,625
	2008	$950,000	$210,000	$908,850	—	$3,845,000	$90,685	$6,004,535
	2007	$900,000	$460,000	$1,847,915	—	$2,175,000	$99,636	$5,482,551
Anthony J. Guzzi President and Chief Operating Officer	2009	$650,000	—	$487,500	—	$2,307,120	$94,808	$3,539,428
	2008	$650,000	—	$465,000	—	$2,240,000	$75,164	$3,430,164
	2007	$620,000	$100,000	$1,016,546	—	$1,397,000	$59,005	$3,192,551
Sheldon I. Cammaker Executive Vice President, General Counsel and Corporate Secretary	2009	$475,000	—	$296,875	—	$1,491,050	$96,735	$2,359,660
	2008	$475,000	—	$287,500	—	$1,493,750	$99,270	$2,355,520
	2007	$460,000	—	$647,191	—	$1,007,875	$117,669	$2,232,735
Mark A. Pompa Executive Vice President and Chief Financial Officer	2009	$450,000	—	$281,250	—	$1,354,350	$69,344	$2,154,944
	2008	$450,000	—	$256,250	—	$1,325,000	$65,504	$2,096,754
	2007	$410,000	—	$556,560	—	$868,500	$59,353	$1,894,413
R. Kevin Matz Executive Vice President, Shared Services	2009	$410,000	—	$256,250	—	$1,256,880	$74,131	$1,997,261
	2008	$410,000	—	$234,375	—	$1,257,500	$62,967	$1,964,842
	2007	$375,000	—	$524,998	—	$818,750	$79,773	$1,798,521

(1)

Stock awards reflected in this Table represent for 2007, 2008, and 2009 aggregate grant date fair value for stock units computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. There can be no assurance that these amounts which are set out in detail below will ever be realized. These stock awards consist of, for 2007, 2008 and 2009, time-based stock units granted under our LTIP, and for 2007 5,800 additional time based stock units awarded to Mr. MacInnis in respect of 2007, and for 2008 5,000 additional time based stock units awarded to him in respect of 2008. These stock awards also consist of, for 2007, phantom stock units granted in 2008 in connection with annual incentive awards in respect of 2007, and for 2007, additional phantom stock units granted to Messrs. MacInnis and Guzzi in 2008 as part of their special bonuses in respect of 2007. The values of stock awards are equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on the date of the award multiplied by the number of stock or phantom units included in the award.

The 2007 aggregate grant date fair value for the time-based stock units under the LTIP for each named executive officer and for the additional time based stock units granted to Mr. MacInnis in respect of 2007, was as follows: Mr. MacInnis, $1,282,641; Mr. Guzzi, $675,000; Mr. Cammaker, $417,187; Mr. Pompa, $351,562; and Mr. Matz, $337,500. The 2008 aggregate grant date fair value for time-based stock units under the LTIP for each named executive officer and for additional time-based stock units granted to Mr. MacInnis in respect of 2008, was as follows: Mr. MacInnis, $908,850; Mr. Guzzi, $465,000; Mr. Cammaker, $287,500; Mr. Pompa, $256,250; and Mr. Matz, $234,375. The 2009 aggregate grant date fair value for time based stock units under the LTIP for each named executive officer was as follows: Mr. MacInnis, $950,000; Mr. Guzzi, $487,500; Mr. Cammaker, $296,875; Mr. Pompa, $281,250; and Mr. Matz, $256,250.

The aggregate grant date fair value for each named executive officer for 2007 with respect to phantom stock units granted on March 5, 2008 in connection with 2007 incentive awards was as follows: Mr. MacInnis, $449,991; Mr. Guzzi, $309,995; Mr. Cammaker, $230,004; Mr. Pompa, $204,998; and Mr. Matz, $187,498. In addition, the aggregate grant date fair value for Messrs. MacInnis and Guzzi with respect to the phantom stock units granted on March 24, 2008 in connection with the phantom stock portion of their special bonuses for 2007 was as follows: Mr. MacInnis, $115,283 and Mr. Guzzi, $31,551.

(2)	No option awards were made to the named executive officers in 2007, 2008, and 2009.

(3)

The amounts reported in this column for 2007 include the cash portion of annual incentive awards paid in 2008 in respect of 2007 and exclude amounts attributable to phantom stock units granted in 2008 in respect of 2007, which phantom stock unit amounts are reflected in the column for 2007 entitled “Stock Awards”. The cash portion of 2007 annual incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $1,440,000; Mr. Guzzi, $992,000; Mr. Cammaker, $736,000; Mr. Pompa, $656,000; and Mr. Matz, $600,000. The amounts reported in this column for 2007 also include amounts paid in 2008 under the LTIP in respect of the Cash Target Bonuses for the phase-in 2006 and 2007 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $735,000; Mr. Guzzi, $405,000; Mr. Cammaker, $271,875; Mr. Pompa, $212,500; and Mr. Matz, $218,750. The amounts reported in this column for 2008 include the annual incentive awards paid in 2009 in respect of 2008, all of which was paid in cash. These annual incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $2,375,000; Mr. Guzzi, $1,430,000; Mr. Cammaker, $950,000; Mr. Pompa, $900,000; and Mr. Matz, $820,000. The amounts reported in this column for 2008 also include amounts paid in 2009 under the LTIP in respect of the Cash Target Bonuses for the 2006 – 2008 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $1,470,000; Mr. Guzzi, $810,000; Mr. Cammaker, $543,750; Mr. Pompa, $425,000; and Mr. Matz, $437,500. The amounts reported in this column for 2009 include the annual incentive awards paid in 2010 in respect of 2009, all of which were paid in cash. These annual incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $2,337,000; Mr. Guzzi, $1,407,120; Mr. Cammaker, $934,800; Mr. Pompa, $885,600; and Mr. Matz, $806,800. The amounts reported in this column for 2009 also include amounts paid in 2010 under the LTIP in respect of the Cash Target Bonuses for the 2007 – 2009 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $1,522,500; Mr. Guzzi, $900,000; Mr. Cammaker, $556,250; Mr. Pompa, $486,750; and Mr. Matz, $450,000.

(4)

The amounts reported in this column for each named executive officer include: an allowance for his leasing of an automobile; reimbursement for auto insurance on such vehicle; reimbursement for the cost of maintenance and repair of such vehicle; premiums paid for excess liability insurance of $10 million; reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts; the incremental cost of the spouse of the named executive accompanying him to one weekend Board meeting at a resort venue, where applicable; and in Mr. MacInnis’ case reimbursement for the use of certain personal car services. The amounts in this column also include for each of 2007, 2008, and 2009 the cost of premiums paid by us for term life insurance for each named executive officer as follows: Mr. MacInnis, $20,642; Mr. Guzzi, $4,620; Mr. Cammaker, $15,523; Mr. Pompa, $2,559; and Mr. Matz $1,472. The amounts reported in this column also include reimbursement for taxes on certain of the foregoing perquisites for each of the named executive officers as follows: for 2007, Mr. MacInnis, $34,836; Mr. Guzzi, $18,620; Mr. Cammaker, $28,761; Mr. Pompa, $19,651; and Mr. Matz, $19,507; for 2008, Mr. MacInnis, $30,403; Mr. Guzzi, $24,457; Mr. Cammaker, $35,992; Mr. Pompa, $20,577 and Mr. Matz, $20,727; for 2009, Mr. MacInnis, $40,065; Mr. Guzzi, $32,808; Mr. Cammaker, $36,249; Mr. Pompa, $21,984; and Mr. Matz, $24,188. For 2007, the amounts include matching contributions of $9,600, for 2008, the amounts include matching contributions of $10,000, and for 2009, the amounts also include matching contributions of $11,000, provided by us under our 401(k) Retirement Savings Plan for the account of each named executive officer.

Proportion of 2009 Salaries and Bonuses To Total 2009 Compensation

The approximate percentage of each named executive officer’s 2009 salary and bonus of his total 2009 compensation reported in the Summary Compensation Table on page 19 is as follows: Frank T. MacInnis, 19%; Anthony J. Guzzi, 18%; Sheldon I. Cammaker, 20%; Mark A. Pompa, 21%; and R. Kevin Matz, 21%. There can be no assurance that the total compensation amounts reported in that Table will be realized.

Annual Incentive Awards

Under our Annual Incentive Program, as authorized by and pursuant to the terms of our Key Executive Incentive Bonus Plan, the Compensation Committee establishes annual financial objectives for us and individual performance goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive an annual incentive award and, if so, the amount of such award. The annual incentive awards for 2009 and the basis on which they were made are discussed on pages 12 through 14 in the Section entitled “Compensation Discussion and Analysis”. For 2007 the maximum annual incentive award for each named executive officer could not exceed 200% of his annual base salary and for 2008 and 2009 the maximum annual incentive awards for Messrs. MacInnis and Guzzi were increased to 250% and 220%, respectively, of their 2008 and 2009 base salaries. The maximum annual incentive awards for 2008 and 2009 for Messrs. Cammaker, Pompa and Matz were 200% of their respective annual base salaries. Inasmuch as the annual incentive award for each named executive officer for 2007 and 2008 based on our 2007 and 2008 financial performance was equal to the maximum percentages of their respective annual base salaries, no annual incentive award was based on the accomplishment of 2007 and 2008 individual goals and objectives. For 2009 the annual incentive award for each executive officer based on our 2009 financial performance was equal to an approximate percentage of his respective annual base salary as follows: Frank T. MacInnis, 196%; Anthony J. Guzzi, 172%; Sheldon I. Cammaker, 157%; Mark A. Pompa, 157%; and R. Kevin Matz, 157%. In addition, each such officer received, based on the accomplishment of his individual goals and objectives, the follow percentages of his annual base salary: Frank T. MacInnis, 50%; Anthony J. Guzzi, 44%; Sheldon I. Cammaker, 40%; Mark A. Pompa, 40%; and R. Kevin Matz, 40%. The estimated payouts under the 2009 Annual Incentive Program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2009 Table on page 24 and have footnote (3) next to them.

Of each named executive officer’s annual incentive award for 2007, 80% was paid in cash in March 2008, and the balance was paid in March 2008 in the form of phantom stock units. For 2008 and 2009, 100% of each named executive officer’s annual incentive award was paid in cash inasmuch as the plan providing for 20% of the annual incentive awards to be paid in phantom units was suspended by the Board in December 2008 commencing with the 2008 calendar year. The cash portions of the 2007 incentive awards and the entire 2008 and 2009 incentive awards, all of which were in cash, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 19. The number of phantom stock units awarded in March 2008 to each named executive officer in respect of his annual incentive award for 2007 was equal to a number which was 125% of 20% of his annual incentive award divided by fair market value of a share of our Common Stock on March 5, 2008. The aggregate grant date fair value of these phantom stock units is included for 2007 in the “Stock Awards” column of the Summary Compensation Table. As indicated above, no phantom stock units were issued in respect of annual incentive awards for 2008 or 2009.

Special Bonuses

In light of our 2007 results, in March 2008 the Compensation Committee awarded to Mr. MacInnis and Mr. Guzzi cash bonuses of $460,000 and $100,000, respectively, which cash bonuses are included for 2007 in the “Bonus” column of the Summary Compensation Table on page 19, and 4,750 fully vested phantom stock units and 1,300 fully vested phantom stock units, respectively. These phantom stock units turn into cash on the same basis as if the phantom stock units had been awarded under our Annual Incentive Program in March 2008. The aggregate grant date fair value of these phantom stock units is included in the “Stock Awards” column for 2007 of the Summary Compensation Table. In addition, in March 2008 Mr. MacInnis was also awarded 10,800 stock units vesting in three years which will entitle him to an equal number of shares of our Common Stock, which stock units vest on substantially the same terms and conditions as those granted in January 2008 under our LTIP, of which stock units 5,800 were granted in respect of 2007 and 5,000 were granted in respect of 2008. The aggregate grant date fair value of these 5,800 and 5,000 stock units are also included in the “Stock Awards” column for 2007 and 2008, respectively, of the Summary Compensation Table. There can be no assurance that the amounts reported in the “Stock Awards” column of the Summary Compensation Table in respect of these phantom stock units or stock units will be realized. In light of our 2008 results, in February 2009 the Compensation Committee awarded to Mr. MacInnis as a special bonus an additional $210,000 which is included for 2008 in the “Bonus” column of the Summary Compensation Table, and in February 2010 in light of our 2009 results, the Compensation Committee awarded Mr. MacInnis as a special bonus an additional $217,500 which is included for 2009 in the “Bonus” column of the Summary Compensation Table.

Long Term Incentive Plan

Our Board adopted the LTIP in December 2005. Under the terms of the LTIP, for 2007, 2008, and 2009, we granted each named executive officer stock units in January 2007, 2008, and 2009. These stock units, which generally vest in full three years from their respective grant dates, represent the right to receive an equal number of shares of Common Stock, generally on or about the third week in February 2010, 2011, and 2012, respectively.

A named executive officer had to have been employed by us generally until January 3, 2010 to receive shares in respect of his 2007 stock unit award, and must be employed until January 2, 2011 to receive shares in respect of his 2008 stock unit award and until January 2, 2012 to receive shares in respect of his 2009 stock unit award. If a named executive officer’s employment had terminated before January 3, 2010, he would have forfeited his 2007, 2008 and 2009 stock unit awards, and in the event of termination of his employment before January 2, 2011, he will forfeit his 2008 and 2009 stock unit awards, and upon termination of his employment before January 2, 2012, he will forfeit his 2009 stock unit award, unless such termination is by the Company without cause (defined on page 31 under “Potential Post Employment Payments”—“Long Term Incentive Plan”) or by him for good reason (defined on page 31 under “Potential Post Employment Payments”—“Long Term Incentive Plan”) or due to his disability, death or retirement at age 65 or older.

As provided in the LTIP, we base the number of stock units that a named executive officer is to receive for a calendar year on one-half of a set percentage of his annual base salary rate as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the stock units. The current percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and is set out on page 15 in the Section entitled “Compensation Discussion and Analysis”.

The stock award amounts reflected in the “Stock Awards” column of the Summary Compensation Table on page 19 relate to those stock awards made in January 2007, 2008, and 2009 under the LTIP. There can be no assurance that the amounts reported in the “Stock Awards” column of that Table will be realized. The stock awards reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2009 on page 24 represent the number of stock units awarded in January 2009 under the LTIP.

We also provide for performance-based cash incentive awards under the LTIP. In 2006, 2007, 2008, and 2009 we granted each named executive officer a potential performance-based cash incentive award or LTIP Cash Target Bonus. In 2006 we granted LTIP Cash Target Bonuses based on our performance for a measurement period consisting of calendar years 2006 – 2007. The financial target for the 2006 – 2007 measurement period was exceeded, entitling each named executive officer to be paid an amount equal to twice his LTIP Cash Target Bonus for this measurement period. The amounts paid in respect of these performance-based cash incentive awards are included for 2007 in the Summary Compensation Table on page 19 under the “Non-Equity Incentive Plan Compensation” column. In addition, in 2006 we granted LTIP Cash Target Bonuses based on our performance for a measurement period consisting of calendar years 2006 – 2008. The financial target for this measurement period also was exceeded entitling each named executive officer to be paid an amount equal to twice his LTIP Cash Target Bonus for this measurement period, and the amounts paid in respect of these performance-based cash incentive awards are included for 2008 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. In 2007, we granted LTIP Cash Target Bonuses based on our performance for a measurement period consisting of calendar years 2007 – 2009. The financial target for this measurement period was also exceeded entitling each named executive officer to be paid an amount equal to twice his LTIP Cash Target Bonus for this measurement period, and the amounts paid in respect of these performance-based cash incentive awards are included for 2009 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

LTIP Cash Target Bonuses were also granted in 2009 for the measurement period consisting of calendar years 2009 – 2011 and are reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2009 Table on page 24. We will base the payment of these awards (next to which the footnote (4) appears) on the achievement of the predetermined earnings per share objectives for the measurement period consisting of calendar years 2009 – 2011. We will pay to each named executive officer the target performance-based cash incentive award set opposite his respective name in the Grants of Plan-Based Awards in Fiscal Year 2009 Table on page 24 if we achieve aggregate earnings per share of $5.40 for the 2009 – 2011 measurement period. If, for this period, we achieve aggregate earnings per share of $2.70, each named executive officer will be entitled to the threshold performance-based cash incentive award amount set opposite his respective name in that Table. If, for this period, we achieve aggregate earnings per share of $6.48, each named executive officer will be entitled to the maximum performance-based cash incentive award amount set opposite his respective name in that Table. For aggregate earnings per share falling between $2.70 and $5.40, and between $5.40 and $6.47, for the 2009-2011 measurement period, the performance-based cash incentive award is interpolated from 51% to 99% of the target performance-based cash incentive award and from 101% to 199% of the target performance-based cash incentive award.

If a named executive officer is not employed during an entire measurement period, he will not be entitled to any performance-based cash incentive award for the measurement period, unless he has been terminated without cause, he terminates his employment for good reason, dies, is disabled or retires on or after age 65. If during a measurement period he is terminated without cause, terminates for good reason, dies, is disabled or retires on or after age 65, then for the measurement period, he will be entitled to all or a portion of the awards under the LTIP as described under the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan,” commencing on page 30, where the terms “cause”, “good reason” and “disability” are also defined.

The following Table sets forth certain information with respect to the grant of awards during the 2009 fiscal year to the named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Frank T. MacInnis.	1/2/09				41,001(1)	$950,000(2)
	3/3/09	$313,500(3)	$1,187,500(3)	$2,375,000(3)
	3/3/09	$475,000(4)	$950,000(4)	$1,900,000(4)
Anthony J. Guzzi.	1/2/09				21,040(1)	$487,500(2)
	3/3/09	$188,760(3)	$715,000(3)	$1,430,000(3)
	3/3/09	$243,750(4)	$487,500(4)	$975,000(4)
Sheldon I. Cammaker.	1/2/09				12,812(1)	$296,875(2)
	3/3/09	$125,400(3)	$475,000(3)	$950,000(3)
	3/3/09	$148,438(4)	$296,875(4)	$593,750(4)
Mark A. Pompa	1/2/09				12,138(1)	$281,250(2)
	3/3/09	$118,800(3)	$450,000(3)	$900,000(3)
	3/3/09	$140,625(4)	$281,250(4)	$562,500(4)
R. Kevin Matz	1/2/09				11,059(1)	$256,250(2)
	3/3/09	$108,240(3)	$410,000(3)	$820,000(3)
	3/3/09	$128,125(4)	$256,250(4)	$512,500(4)

(1)	Consists of time-vested stock units awarded in January 2009 under our LTIP.

(2)

Represents the aggregate grant date fair value of stock units awarded in January 2009 under our LTIP. The aggregate grant date fair values referred to in this column were computed in accordance with FASB ASC Topic 718. There were no option awards in 2009.

(3)	These amounts represent possible payouts pursuant to our Annual Incentive Program for 2009. The amounts paid in respect of this program are disclosed in the Summary Compensation Table on page 19.

(4)	These estimated payouts are pursuant to our LTIP in respect of the measurement period 2009 – 2011.

The following Table sets forth certain information with respect to unexercised options and unvested outstanding equity awards held by the named executive officers at the end of 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

Name (A)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (B)		Number of Securities Underlying Unexercised Options (#) Unexercisable (C)	Option Exercise Price ($) (D)	Option Expiration Date (E)	Number of Shares or Units of Stock That Have Not Vested (#) (F)		Market Value of Shares or Units of Stock That Have Not Vested ($) (G)
Frank T. MacInnis						40,592(e	)	$1,091,925
						45,188(f	)	$1,215,557
						41,001(g	)	$1,102,927
	100,000(a	)	—	$6.36	1/01/11
	202,400(b	)	—	$10.425	12/13/11
	227,200(c	)	—	$11.588	1/01/12
	221,772(c	)	—	$13.683	1/01/13
	296,516(c	)	—	$10.958	1/01/14
	368,000(d	)	—	$11.270	1/02/15
Anthony J. Guzzi						23,994(e	)	$645,439
						20,305(f	)	$546,205
						21,040(g	)	$565,976
	106,000(d	)	—	$9.67	10/24/14
	202,000(d	)	—	$11.270	1/02/15
Sheldon I. Cammaker						14,830(e	)	$398,927
						12,554(f	)	$337,703
						12,812(g	)	$344,643
	83,600(b	)	—	$10.425	12/13/11
	70,000(c	)	—	$11.588	1/01/12
	68,196(c	)	—	$13.683	1/01/13
	91,180(c	)	—	$10.958	1/01/14
	134,800(d	)	—	$11.270	1/02/15
Mark A. Pompa						12,496(e	)	$336,142
						11,189(f	)	$300,984
						12,138(g	)	$326,512
	20,000(a	)	—	$6.36	1/01/11
	66,000(b	)	—	$10.425	12/13/11
	44,400(c	)	—	$11.588	1/01/12
	43,244(c	)	—	$13.683	1/01/13
	63,164(c	)	—	$10.958	1/01/14
	101,200(d	)	—	$11.270	1/02/15
R. Kevin Matz						11,996(e	)	$322,692
						10,234(f	)	$275,295
						11,059(g	)	$297,487
	20,000(a	)	—	$6.36	1/01/11
	76,000(b	)	—	$10.425	12/13/11
	51,200(c	)	—	$11.588	1/01/12
	49,900(c	)	—	$13.683	1/01/13
	71,880(c	)	—	$10.958	1/01/14
	109,200(d	)	—	$11.270	1/02/15

(a)

Options granted 1/02/2001 vested and became exercisable in full on the first anniversary of their grant dates and expire on the respective dates shown in column (E) which is the day before the tenth anniversary of their respective grant dates.

(b)	Options granted 12/14/2001 vested and became exercisable in full on their grant date and expire 12/13/2011.

(c)

Options granted 1/02/2002, 1/02/2003, 1/02/2004, vested and became exercisable 25% on their respective grant date and 25% on each of the succeeding three anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(d)

Options granted 10/25/2004 and 1/03/2005 vested and became exercisable 33-1/3% on each of the first, second and third anniversaries of their respective grant dates and expire on the respective dates shown in column (E) which is the day before the tenth anniversary of their respective grant dates.

(e)	Represents LTIP stock units awarded in January 2007; these units vested on January 2, 2010.

(f)

Represents LTIP stock units awarded in January 2008 and, in the case of Mr. MacInnis, an additional 10,800 stock units awarded to him in March 2008 with the same terms and conditions as those pertaining to the 2008 LTIP stock units; these stock units vest on January 2, 2011.

(g)	Represents LTIP stock units awarded in January 2009; these stock units vest on January 2, 2012.

In the event a named executive officer who is a holder of any of the options set out in the Outstanding Equity Awards at 2009 Fiscal Year End Table on page 25 is terminated by us without cause or terminates his employment for good reason, the options reported in that Table remain exercisable for the balance of their term except in the case of the options expiring 12/13/11, 10/24/14, and 1/02/15. The options expiring 12/13/11 are exercisable for the balance of their term whether or not the named executive officer remains in the employ of the Company and regardless of the reason for the termination of his employment. In the case of the options expiring 10/24/14 and 1/2/15, following termination of the named executive officer’s employment by us without cause or by him for good reason, the options are exercisable only for two years following such termination of employment. Except in the case of the options expiring 12/13/11, if the named executive officer’s employment terminates because of his retirement after age 65, death, or disability or by reason of his employment being terminated by us for cause or by him without good reason, his options will be exercisable for a period of three months following termination of employment in the case of such retirement or disability or termination for cause or without good reason and six months in the case of his death. The terms “cause” and “good reason” are defined in the option agreements substantially as they are defined in the Severance Agreements discussed on page 27 under the Section entitled “Potential Post Employment Payments”—“Severance Agreements”.

Unvested stock units reported in the Outstanding Equity Awards at 2009 Fiscal Year End Table on page 25 were awarded in 2007, 2008, and 2009 under our LTIP, and in the case of Mr. MacInnis’ unvested stock units, an additional 10,800 stock units were awarded to him in March 2008 of which 5,800 were granted in respect of 2007 and 5,000 were granted in respect of 2008. Stock units awarded in 2007 vested in full in January 2010; those awarded in 2008 are to vest in full in January 2011; and those awarded in 2009 are to vest in full in January 2012. However, if we experience a change of control prior to the scheduled vesting date, unvested stock units will vest in full at that time and shares of our Common Stock will be issued in respect of them. If the employment of a named executive officer is terminated by us without cause or by him for good reason, or if his employment terminates by reason of his death, disability or retirement at age 65 or older, his stock units will vest in full at such time and the shares of our Common Stock to be issued in respect of his stock units will then be issued unless he is one of the fifty highest paid employees of us or our subsidiaries, in which case the shares will be issued six months after his termination. If employment of the named executive officer is terminated by us for cause or he terminates his employment without good reason, before his stock units vest, he will forfeit the stock units. The terms “cause” and “good reason” insofar as they pertain to the stock units, are defined on page 31 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.

The following Table sets forth with respect to each named executive officer certain information with respect to options exercised by him and his stock awards that vested during fiscal year 2009.

Option Exercises and Stock Vested in Fiscal Year 2009

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Frank T. MacInnis	100,000	$1,912,250	82,644	$1,854,531
	100,000	$2,170,000
Anthony J. Guzzi	—	—	45,536	$1,021,828
Sheldon I. Cammaker	—	—	30,568	$685,946
Mark A. Pompa	—	—	23,892	$536,136
R. Kevin Matz	20,000	$460,400	24,596	$551,934

POTENTIAL POST EMPLOYMENT PAYMENTS

Severance Agreements

Each of our named executive officers, Messrs. MacInnis, Guzzi, Cammaker, Pompa, and Matz, is a party to a severance agreement with us, which we refer to as the “Severance Agreements”. The Severance Agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate.

Termination by us without Cause or Termination by the Named Executive Officer for Good Reason

The Severance Agreements each provide that if the named executive officer’s employment is terminated by us without cause (summarized below) or if he terminates his employment for good reason (summarized below), we will pay the named executive officer an amount equal to twice his annual base salary in effect immediately prior to his termination. We will pay this amount in eight equal quarterly installments. In addition, we will pay the named executive officer all unpaid amounts for his annual incentive award for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to a prorated portion of his targeted annual incentive award based on his personal goals and objectives for the year in which his termination takes place and a prorated portion of the annual incentive award based upon our financial performance that he would have received had he been employed for the entire year. We will calculate these amounts by multiplying the applicable incentive award amount by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by us and the denominator of which is 365.

We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.

No amounts are payable under a Severance Agreement if a named executive officer’s employment is terminated by us for cause or by him without good reason. In addition, no severance benefits are payable under a Severance Agreement if benefits are payable under a named executive officer’s Change of Control Agreement described commencing on page 33.

Definition of Cause and Good Reason

“Cause” is defined in each named executive officer’s Severance Agreement as:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to us;

•

the named executive officer committing a material and continuing breach of the terms of his Severance Agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•	the named executive officer’s conviction of a felony.

For purposes of this definition, no act, or failure to act, on the named executive officer’s part is deemed “willful” unless done, or omitted to be done, by him in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.

“Good reason” is defined in each named executive officer’s Severance Agreement as:

•	our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;

•	our or one of our subsidiaries failing to pay to the named executive officer any portion of his current compensation that is already earned and due;

•

our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s Severance Agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•	the termination of a specified Indemnity Agreement in effect between the named executive officer and us.

In addition, in the case of each of Messrs. MacInnis and Guzzi, his Severance Agreement provides that good reason also includes any reduction by the Company of his authority, duties, or responsibilities or any removal of him from his current office except by him other than for good reason, by the Company for cause, or as a result of his permanent disability.

Payments in the Event of Permanent Disability

Each named executive officer’s Severance Agreement also provides that, in the event of his permanent disability (summarized below), we will provide the same insurance benefits described above in the case of termination of his employment by us without cause or by him for good reason.

In the event of permanent disability, we will pay the named executive officer a lump sum payment equal to:

•

all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid, plus

•	a prorated amount of his targeted annual incentive awards for the year in which his employment terminates.

“Permanent disability” exists if the named executive officer has been absent from his duties on a full-time basis for a period of six consecutive months as a result of his incapacity due to physical or mental illness.

Payments in the Event of Death

Each Severance Agreement also provides for payment upon the named executive officer’s death to his estate or his designated beneficiaries of a lump sum equal to:

•

three months of his base salary and any unpaid annual incentive awards as of the date of his death for any calendar year ending before the year in which his death occurs, which would have been payable had he remained employed by us until the date such annual incentive awards would otherwise have been paid, plus

•	a prorated amount of his targeted annual incentive awards for the year in which his death occurs.

Non-Competition Restriction

Each named executive officer’s Severance Agreement also provides that for two years following termination of his employment, he will not directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control or accept employment with or be connected in any manner with any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.

However, the named executive officer will not be deemed to be so involved with a competing business if:

•

no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities”, that are in competition with us or one of our subsidiaries; and

•	the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

The named executive officer will be released from his non-competition obligation if he waives his right to receive his severance benefits.

Non-Solicitation Restriction

For a year following the termination of his employment, each named executive officer also has agreed in his Severance Agreement that he will not on his own or anyone else’s behalf:

•

solicit, encourage, or participate in soliciting or encouraging any customer or supplier of us or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•

hire any person who at the time of offer of employment or within six months prior to such offer was an employee of us or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of us or one of our subsidiaries to terminate (or otherwise adversely alter) his employment relationship.

Phantom Stock Units For Senior Executive Officers

Pursuant to the terms of our Incentive Plan for Senior Executive Officers, 20% of each named executive officer’s annual incentive award for 2007 was payable in fully-vested phantom stock units awarded in March 2008, with each unit representing one share of our Common Stock. Each named executive officer was entitled to a number of phantom stock units determined by dividing 20% of his annual incentive award by the fair market value of a share of our Common Stock on March 5 of the year following the year in respect of which the annual incentive award was made and multiplying the result by 125%. In addition, as part of a special bonus in light of our 2007 record results, Messrs. MacInnis and Guzzi, in March 2008, were awarded additional fully vested phantom units with the same terms as those awarded pursuant to the Incentive Plan for Senior Executive Officers. The phantom stock units awarded in March 2008 in respect of 2007 were the only phantom stock units outstanding as of

December 31, 2009 as our Board determined that phantom units would not be awarded in respect of calendar years subsequent to 2007.

In the event a named executive officer’s employment had terminated for any reason or had we experienced a change of control, we would have been obligated to pay the named executive officer a lump sum amount equal to the number of his phantom stock units multiplied by the fair market value of a share of our Common Stock on the date of the termination of his employment or the date immediately before we experienced a change of control. However, if the named executive officer was one of the fifty highest paid employees of us and our subsidiaries, any payment to him, that would have been required as a result of a termination of employment, and the date to be used to value a share of our Common Stock to compute the amount of his payment, would have been deferred for six months to avoid any excise tax under Section 409A of the Code. “Change of control” has the same meaning as “change of control” described under “Change of Control Agreements” on page 33. However, there are no outstanding phantom stock units outstanding as all were “cashed out” in March 2010.

Long Term Incentive Plan

Under our LTIP, we award each named executive officer annually a number of stock units in respect of which, at a future date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described commencing on page 14 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” commencing on page 22 following the Summary Compensation Table.) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash incentive award if we achieve a pre-determined earnings per share objective for a three year measurement period.

LTIP Stock Units

A number of shares of our Common Stock equal to the named executive officer’s LTIP stock units are to be promptly issued to him if:

•

we experience a change of control (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•	we terminate the named executive officer’s employment without cause (which we define below);

•	the named executive officer terminates his employment for good reason (which we define below);

•	the named executive officer retires, provided he has reached age 65;

•	the named executive officer becomes disabled and his employment terminates as a result; or

•	the named executive officer dies while employed by the Company.

The issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, then he will forfeit his LTIP stock units.

Performance-Based Cash Incentive Awards

In addition, if, during one or more measurement periods, a named executive officer’s employment is terminated under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then he also will be entitled to a prorated portion of the amount of his performance-based cash incentive awards for each measurement period that he would have received had he been employed by us during the entire measurement period. This amount is equal to his performance-based cash incentive award for each such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during measurement period as of his termination date, and the denominator of which is the total number of months making up the measurement period. Performance-based cash incentive awards under the LTIP are more fully described commencing on page 14 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” commencing on page 22 following the Summary Compensation Table.

We will make this payment at such time as the payment would have been made had there been no termination of employment. If we or the named executive officer had terminated his employment as of December 31, 2009 under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then the named executive officers would have been entitled to payments in respect of performance-based cash incentive awards under the LTIP for the 2007 – 2009 measurement period, for the 2008 – 2010 measurement period, and for the 2009 – 2011 measurement period.

In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we will pay each named executive officer his performance-based cash incentive award under the LTIP for each such measurement period. The performance-based cash incentive award under the LTIP will be paid as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2009, the named executive officers would have been entitled to payments in respect of performance-based cash incentive awards under the LTIP for the 2007 – 2009 measurement period, for the 2008 – 2010 measurement period, and for the 2009 – 2011 measurement period.

If, as of December 31, 2009, we had terminated the named executive officer’s employment with cause or the named executive officer had resigned without good reason, then he would not have been entitled to payment in respect of any performance-based cash incentive award under the LTIP for any measurement period.

Definition of Cause, Good Reason, Change of Control and Disability

For purposes of the LTIP, “cause,” generally, means:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to the Company;

•	the named executive officer’s conviction of a felony; or

•	the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

“Good reason”, generally, means:

•	a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or

•	the failure to pay any portion of the named executive officer’s compensation that is earned and due.

“Change of control” and “disability” have the same meanings as described under “Severance Agreements” above.

Special Awards

In March 2008 Mr. MacInnis was awarded 10,800 stock units. Upon termination of his respective employment with us or if we experience a change of control, he will receive shares in respect of those stock units awarded to him, on the same terms and conditions as if such shares were to be issued under our LTIP.

Severance Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits under the Severance Agreements to which he would have been entitled if his employment had been terminated on December 31, 2009 by the Company without cause or by him for good reason and (b) the value as of December 31, 2009 of (i) his phantom stock units outstanding under our Annual Incentive Program as well as, in the case of Messrs. MacInnis and Guzzi, phantom stock units awarded as part of special bonuses they received in March 2008 for calendar year 2007, (ii) shares issuable pursuant to his stock units outstanding under our LTIP, as well as, in the case of Mr. MacInnis, the shares issuable pursuant to stock units awarded to him in March 2008, and (iii) his pro rata performance-based cash incentive awards under our LTIP, in each instance, that he would have been entitled to upon such termination of employment on December 31, 2009. The value of the phantom stock units and stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of our Common Stock on December 31, 2009. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his eligible dependents for an 18 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 12 months. The cash payment in respect of the LTIP performance-based cash incentive awards assumes that for each relevant measurement period ending after December 31, 2009, actual earnings per share equaled the targeted earnings per share objective for such measurement period.

	Cash Payment under Severance Agreement	Cash Payment in Respect of Vested Phantom Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units(1)	Cash Payment in Respect of LTIP Performance- Based Cash Awards	Benefits Continuation	Total
Frank T. MacInnis
Termination Without Cause or For Good Reason	$3,087,500	$638,956	$3,410,409	$2,854,167	$43,875	$10,034,907
Termination by Reason of Death	$1,425,000	$638,956	$3,410,409	$2,854,167	—	$8,328,532
Termination by Reason of Disability	$1,187,500	$638,956	$3,410,409	$2,854,167	$43,875	$8,134,907
Anthony J. Guzzi
Termination Without Cause or For Good Reason	$2,015,000	$387,118	$1,757,619	$1,662,500	$35,529	$5,857,766
Termination by Reason of Death	$877,500	$387,118	$1,757,619	$1,662,500	—	$4,684,737
Termination by Reason of Disability	$715,000	$387,118	$1,757,619	$1,662,500	$35,529	$4,557,766
Sheldon I. Cammaker
Termination Without Cause or For Good Reason	$1,425,000	$261,280	$1,081,272	$1,026,042	$32,186	$3,825,780
Termination by Reason of Death	$593,750	$261,280	$1,081,272	$1,026,042	—	$2,962,344
Termination by Reason of Disability	$475,000	$261,280	$1,081,272	$1,026,042	$32,186	$2,875,780
Mark A. Pompa
Termination Without Cause or For Good Reason	$1,350,000	$232,873	$963,639	$875,000	$33,468	$3,454,980
Termination by Reason of Death	$562,500	$232,873	$963,639	$875,000	—	$2,634,012
Termination by Reason of Disability	$450,000	$232,873	$963,639	$875,000	$33,468	$2,554,980
R. Kevin Matz
Termination Without Cause or For Good Reason	$1,230,000	$212,994	$895,474	$835,417	$30,007	$3,203,892
Termination by Reason of Death	$512,500	$212,994	$895,474	$835,417	—	$2,456,385
Termination by Reason of Disability	$410,000	$212,994	$895,474	$835,417	$30,007	$2,383,892

(1)	Represents the closing price of a share of our Common Stock on December 31, 2009 times the number of units.

Change of Control Agreements

Each named executive officer is also a party to a Change of Control Agreement with us, which we refer to as the “Change of Control Agreements”. The purpose of the Change of Control Agreements is to retain the services of the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.

Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control”, “cause” and “good reason” are defined below.

Each named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his employment without cause or he terminates his employment for good reason within two years following a change of control. This severance benefit is equal to the sum of three times:

•	his annual base salary at the time of the change of control;

•	the higher of (a) his annual incentive awards for the year prior to the change of control or (b) the average of his annual incentive awards for the three years before the change of control; and

•	the value of perquisites provided in respect of the year prior to the change of control.

In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each named executive officer also is entitled to a pro rata amount of the higher of (a) his annual incentive awards for the year prior to the change of control or (b) the average of his annual incentive awards for the three years prior to the change of control.

Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each named executive officer also agreed that he would retain in confidence all our confidential information.

If the severance benefits provided for under the Change of Control Agreements are paid to the named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, the named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on which an excise tax would be due. In that case, under the Change of Control Agreements, the named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed.

Definition of Change of Control, Cause and Good Reason

For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:

•	a person or group of persons acquiring 25% or more of our voting securities;

•

our Stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•

our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director who was serving as such before the beginning of such two year period or if not a director at such time, generally, if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

“Cause” is defined as:

•	the named executive officer’s willful and continued failure to perform substantially his duties for us (other than by reason of physical or mental illness); or

•	his conviction of, or plea of guilty or nolo contendere to, a felony; or

•	his willful engagement in gross misconduct which is materially and demonstrably injurious to us.

“Good Reason” is defined as occurring if:

•	the named executive officer’s annual base salary is reduced;

•

his annual incentive award is reduced below the higher of (a) the annual incentive award paid or payable to him in respect of the year before the change of control or (b) the average of his annual incentive awards paid or payable to him in respect of the three years prior to the change of control;

•	his duties and responsibilities are materially and adversely reduced;

•	the program of incentive compensation and retirement and insurance benefits offered to him are materially and adversely reduced;

•	he is required to relocate more than 50 miles from his primary work location before the change of control; or

•	the Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits under the Change of Control Agreements to which he would have been entitled upon a change of control and termination of his employment on December 31, 2009 by the Company without cause or by him for good reason and (b) the value as of December 31, 2009 of (i) his phantom stock units outstanding under our Annual Incentive Program, as well as, in the case of Messrs. MacInnis and Guzzi, phantom stock units awarded as part of special bonuses they received in March 2008 for calendar year 2007, (ii) shares issuable pursuant to his stock units outstanding under our LTIP, as well as, in the case of Mr. MacInnis, the shares issuable pursuant to stock units awarded to him in March 2008, and (iii) his performance-based cash incentive awards under our LTIP, in each instance, that he would have been entitled to upon a change of control and such termination of employment on December 31, 2009. In addition, it sets forth for each named officer the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax payable on the compensation received as a result of a change in control and such additional amounts as may be necessary to ensure that his net after-tax benefits of the amounts payable to him under the Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax had been imposed. The value of the phantom stock units and stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2009. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his eligible dependents for a 36 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.

	Cash Payment Under Change of Control Agreement	Cash Payment in Respect of Vested Phantom Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units(1)	Cash Payment in Respect of Acceleration of LTIP Cash Incentive Awards	Benefits Continuation	Out- Placement	Compensation for Additional Taxation		Total
Frank T. MacInnis	$12,622,055	$638,956	$3,410,409	$3,372,500	$113,907	$75,000	$-0-	(2)	$20,232,827
Anthony J. Guzzi	$7,895,492	$387,118	$1,757,619	$1,852,500	$79,782	$75,000	$3,701,351		$15,748,862
Sheldon I. Cammaker	$5,522,810	$261,280	$1,081,272	$1,140,625	$88,264	$75,000	$2,259,221		$10,428,472
Mark A. Pompa	$5,146,512	$232,873	$963,639	$1,006,250	$73,600	$75,000	$2,233,255		$9,731,129
R. Kevin Matz	$4,698,901	$212,994	$895,474	$940,625	$69,100	$75,000	$1,953,851		$8,845,945

(1)	Represents the closing price of a share of our Common Stock on December 31, 2009 times the number of units.

(2)	Based on required calculations of Mr. MacInnis’ compensation during applicable periods, no additional tax would be payable by him with respect to amounts received by him upon a change of control.

DIRECTOR COMPENSATION

The following Table sets forth certain information with respect to the compensation of our non-employee directors for fiscal year 2009. Mr. MacInnis, Chairman of the Board and our Chief Executive Officer, and Mr. Guzzi, our President and Chief Operating Officer, received no additional compensation for serving on the Board.

Director Compensation for Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($) (a)		Stock Awards ($) (f)	Option Awards ($) (f)	All Other Compensation	Total ($)
Stephen W. Bershad	$70,000	(b)	None	$250,667	—	$320,667
David A.B. Brown	$70,000	(c)	None	$250,667	—	$320,667
Larry J. Bump	$60,000		None	$250,667	—	$310,667
Albert Fried, Jr.	$60,000		None	$250,667	—	$310,667
David H. Laidley	$65,000	(d)	None	$250,667	—	$315,667
Richard F. Hamm, Jr.	$70,000	(e)	$48,000	$187,699	—	$305,699
Jerry E. Ryan	$60,000		None	$250,667	—	$310,667
Michael T. Yonker	$60,000		None	$250,667	—	$310,667

(a)	Each non-employee director received in 2009 an annual retainer of $60,000 in cash and $40,000 in equity as discussed below.

(b)

For serving as a member of the Audit Committee, Mr. Bershad receives an additional annual fee of $5,000 and for serving as Chairman of the Compensation Committee he receives an additional annual fee of $5,000.

(c)	For serving as Chairman of the Audit Committee, Mr. Brown receives an additional annual fee of $10,000.

(d)	For serving as a member of the Audit Committee, Mr. Laidley receives an additional annual fee of $5,000.

(e)

For serving as a member of the Audit Committee, Mr. Hamm receives an additional annual fee of $5,000 and for serving as Chairman of the Corporate Governance Committee, he receives an additional annual fee of $5,000.

(f)

The stock awards and option awards represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note K to our financial statements for the year ended December 31, 2009 included in our Form 10-K for that year for the assumptions we made in the computation of the value of the option awards. Mr. Hamm received one stock award and one option award in 2009 with an aggregate grant date fair value of $187,699. Messrs. Bershad, Brown, Bump, Fried, Laidley, Ryan, and Yonker each received two option awards in 2009, one with an aggregate grant date fair value of $62,968 and the other with an aggregate grant date fair value of $187,699.

As of December 31, 2009 each of the above-named directors held outstanding options granted to him by us to acquire the following number of shares: Stephen W. Bershad, 206,699 shares; David A.B. Brown, 174,699 shares; Larry J. Bump, 101,991 shares; Albert Fried, Jr., 206,699 shares; Richard F. Hamm, Jr., 120,000 shares; David H. Laidley, 37,252 shares; Jerry E. Ryan, 65,585 shares; and Michael T. Yonker, 175,585 shares. In addition, as of that date Mr. Hamm held an award for 1,035 shares of our Common Stock that vested in January 2010, pursuant to stock awards in respect of his 2009 annual retainer.

As indicated in Note (a) to the above Table, for 2009, the annual retainer for each non-employee director was $100,000. Of this amount, $60,000 was payable in cash and $40,000 was payable in options awarded under our 2007 Incentive Plan or in shares of Common Stock under our 2007 Incentive Plan, as each director chose. In addition, for 2009 the Chairman of the Audit Committee received an annual fee of $10,000 and each other member of the Audit Committee received an annual fee of $5,000. An annual fee of $5,000 was also paid to the Chairman of the Compensation Committee and the Chairman of the Corporate Governance Committee.

For 2009, in respect of the equity component of the annual retainer for non-employee directors, one director elected to receive shares under our 2007 Incentive Plan, of which 1,036 were delivered on the first business day in January 2009 and 1,035 were delivered on the first business day in January 2010, and seven directors chose for 2009 to receive options under the 2007 Incentive Plan. Each director electing to receive options was awarded on January 2, 2009 an option with a five year term to purchase 7,252 shares at a per share option price of $23.17 per share, the closing price on the New York Stock Exchange of a share of our Common Stock on that day. One-quarter of the option became exercisable on the grant date and one-quarter on the first day of each of the three succeeding calendar quarters.

In addition, each non-employee director then serving as such was granted on June 16, 2009 an option under the 2007 Incentive Plan to purchase 20,000 shares of our Common Stock upon his reelection to the Board at our annual meeting of stockholders with an option exercise price of $20.42 per share, equal to the closing price on the New York Stock Exchange of a share of our Common Stock on the grant date. The options became exercisable commencing with their respective grant date and may be exercised during an eight year term at any time or from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the Compensation Committee was responsible for matters concerning executive compensation.

Messrs. Bershad, Bump, Ryan, and Yonker served as members of the Compensation Committee during all of 2009. Mr. Laidley joined the Committee on June 16, 2009, and Mr. Fried was appointed to the Committee on February 22, 2010.

No member of the Compensation Committee:

•	was at any time during 2009 an officer or employee of us or any of our subsidiaries;

•	was formerly an officer of us or any of our subsidiaries; or

•	has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation and Personnel Committee for the year ended December 31, 2009.

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.

Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2009.

By:	Compensation and Personnel Committee
Stephen W. Bershad, Chairman Larry J. Bump Albert Fried, Jr. David H. Laidley Jerry E. Ryan Michael T. Yonker

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited financial statements for the year ended December 31, 2009, included in EMCOR’s annual report on Form 10-K for that year.

We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.

We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the Table of Fees on page 49 in the Section entitled “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholder to be held June 11, 2010, is compatible with the independence of Ernst & Young LLP.

Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

By:	Audit Committee
David A. B. Brown, Chairman Stephen W. Bershad David H. Laidley Richard F. Hamm, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following Table sets forth as of April 20, 2010 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,349,497	(1)	8.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,311,760	(2)	6.5%

(1)	Based on a Schedule 13G Information Statement filed by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. has sole voting power and sole dispositive power of such shares.

(2)

Based on a Schedule 13G Information Statement filed by The Vanguard Group, which we refer to as “Vanguard”. The Schedule 13G discloses that Vanguard has sole voting power of 93,653 of such shares and sole disposition power of 4,218,107 of such shares. It also states that Vanguard Fiduciary Trust Company, which we refer to as “VFTC”, is the beneficial owner of 93,653 shares as a result of it serving as investment manager of collective trust accounts and that VFTC directs the voting of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following Table sets forth as of April 20, 2010, certain information regarding the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers, and all our directors and executive officers as a group, for the fiscal year ended December 31, 2009. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent

Frank T. MacInnis	2,179,762(2)	3.2%
Stephen W. Bershad	209,319(3)	*
David A.B. Brown	193,319(3)	*
Larry J. Bump	107,371(3)	*
Albert Fried, Jr.	307,521(3)	*
Anthony J. Guzzi	457,702(2)	*
Richard F. Hamm, Jr.	130,355(3)	*
David H. Laidley	39,474(3)	*
Jerry E. Ryan	77,307(3)	*
Michael T. Yonker	181,773(3)	*
Sheldon I. Cammaker	510,717(2)	*
Mark A. Pompa	399,323(2)	*
R. Kevin Matz	482,921(2)	*
All directors and executive officers as a group.	5,276,864(4)	7.5%

*	Represents less than 1%.

(1)

The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this Table have been rounded.

(2)	Includes:

•	in the case of Mr. MacInnis, 1,415,888 shares;

•	in the case of Mr. Guzzi, 308,000 shares;

•	in the case of Mr. Cammaker, 447,776 shares;

•	in the case of Mr. Pompa, 338,008 shares; and

•	in the case of Mr. Matz, 378,180 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock option plans and programs.

Also includes:

•	in the case of Mr. MacInnis, 120,263 shares;

•	in the case of Mr. Guzzi, 58,830 shares;

•	in the case of Mr. Cammaker, 36,014 shares;

•	in the case of Mr. Pompa, 33,414 shares; and

•	in the case of Mr. Matz, 30,484 shares;

which shares are to be issued in respect of stock units.

(3)	Includes:

•	in the case of Mr. Bershad, 209,319 shares;

•	in the case of Mr. Brown, 177,319 shares;

•	in the case of Mr. Bump, 104,611 shares;

•	in the case of Mr. Fried, 206,699 shares;

•	in the case of Mr. Hamm, 120,000 shares;

•	in the case of Mr. Laidley, 37,252 shares;

•	in the case of Mr. Ryan, 65,585 shares; and

•	in the case of Mr. Yonker, 175,585 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors.

(4)

Includes 3,984,222 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs and 279,005 shares to be issued in respect of stock units.

ELECTION OF DIRECTORS (Proposal 1)

At our Annual Meeting, ten directors are to be elected by the holders of our Common Stock to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at our Annual Meeting. Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

Frank T. MacInnis, Age 63. Mr. MacInnis has been Chairman of the Board and our Chief Executive Officer since April 1994. He also served as our President from April 1994 to April 1997 and from February 2004 to October 2004. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Inc. Mr. MacInnis’ long career in the electrical contracting and pipeline industries, including over 16 years with the Company, has provided him with in-depth knowledge of all sectors in which the Company is involved. As one of two management representatives on the Board, in Board discussions, he provides management’s perspective about our Company’s business and strategic direction.

Stephen W. Bershad, Age 68. Mr. Bershad is a private investor. Until September 2009, and for more than five years prior thereto, he had been Chairman of the Board and Chief Executive Officer of Axsys Technologies, Inc (“Axsys”), a global leader in the design and development of high- performance surveillance cameras, imaging systems, and related motion control technologies. He has been one of our directors since December 15, 1994. From 1986 to September 2009 Mr. Bershad was a member of the Board of Directors of Axsys. As a senior executive with Lehman Brothers for more than 15 years and the chief executive officer of Axsys for more than 20 years, Mr. Bershad has an invaluable background in investment banking, finance, and business.

David A.B. Brown, Age 66. Mr. Brown has been Chairman of the Board of Directors of Pride International, Inc. since May 2005 and Chairman of the Board of Directors of Layne Christensen Company since June 2005. Pride International is a leading provider of offshore contract drilling and related services to oil and natural gas companies worldwide. Layne Christensen provides drilling services and related products and services in the principal markets of water resources, mineral exploration, geo construction, and energy. For more than five years prior to May 2005, Mr. Brown was President of The Windsor Group, a management consulting firm of which he was a co-founder. He has been one of our directors since December 15, 1994. From 2001 to 2006, Mr. Brown was a member of the Board of Directors of Mission Resources, Inc., and from 2000 to 2007, he was a director of NS Group, Inc. In addition, from 2000 to 2007 he was a director of Petrohawk Energy Corp. Mr. Brown, who also is a chartered accountant, has a broad breadth of knowledge regarding finance and varied businesses gathered over many years as a business consultant, particularly in the oil and gas sector in which the Company has many interests, and as a director of several public companies, including Chairman of the Board of two public companies.

Larry J. Bump, Age 70. Mr. Bump, a private investor, was Chairman of the Board of Directors of Willbros Group, Inc. (“Willbros”), an international engineering and construction company from 1981 until May 2004. From 1977 to 1980, he was President and Chief Operating Officer of Willbros and from 1980 until 2002, when he retired, he was Chief Executive Officer of that company. Mr. Bump has been one of our directors since February 27, 2003. Mr. Bump has had a long career as a senior executive officer of Willbros, serving Willbros both in the United States and abroad. As such, he has broad knowledge of the engineering, construction, and oil and gas industries in which the Company has extensive interests and has increased the depth of the Board’s international experience.

Albert Fried, Jr., Age 80. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been one of our directors since December 15, 1994. Mr. Fried’s long involvement with finance provides the Company with a keen insight into the capital markets.

Anthony J. Guzzi, Age 45. Mr. Guzzi has been our President and Chief Operating Officer since October 2004. From August 2001, until he joined the Company he was President of the North American Distribution and Aftermarket Division of Carrier Corporation, a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket services and components of its own products and those of other manufacturers in both the HVAC and refrigeration industry. Mr. Guzzi was elected to the Board on December 15, 2009 and recommended to the Corporate Governance Committee by Mr. MacInnis. Mr. Guzzi is also a director of Hubbell International, Inc. Mr. Guzzi, who has served as our President and Chief Operating Officer for more than five years, has extensive knowledge of the Company’s business and as a senior executive officer of Carrier Corporation, has extensive knowledge of the mechanical services business which accounts for a significant portion of the Company’s revenues and profits.

Richard F. Hamm, Jr., Age 50. Mr. Hamm has been the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation, which we refer to as “Dendreon”, a biotechnology company developing targeted therapies for the treatment of cancer, since December 2005 and Senior Vice President, General Counsel and Secretary of Dendreon since November 2004. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. Mr. Hamm has been one of our directors since June 19, 1998. From August 2000 to September 2009, Mr. Hamm was a member of the Board of Directors of Axsys. As a corporate executive, including serving as chief financial officer of Dendreon for a period of time, and a practicing attorney for over 25 years, with a masters degree in business administration, Mr. Hamm has a broad knowledge of many industries with proven business acumen and a strong background in finance.

David H. Laidley, Age 63. Mr. Laidley is Chairman Emeritus of Deloitte & Touche LLP (Canada), which we refer to as “Deloitte-Canada”, a professional services firm providing audit, tax, financial advisory and consulting services, where he was a partner from 1975 until his retirement in 2007 specializing in tax and audit services. He served as Chairman of Deloitte-Canada from 2000 to 2006. Mr. Laidley was first elected to our Board on December 15, 2008. Mr. Laidley is also director of Biovail Corporation as well as Group Aeroplan, Inc. and ProSep Inc., both of which are companies whose stock is traded on the Toronto Stock Exchange. With more than 40 years of experience in the accounting field dealing with businesses in many industries, Mr. Laidley’s background provides a strong financial foundation for Board deliberations and a keen knowledge involving many industry sectors.

Jerry E. Ryan, Age 67. Mr. Ryan, who is retired, served as a consultant to Fintube Technologies, Inc., a manufacturer of large heat recovery steam generators utilized in the electrical power generating industry and heavy welded finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc., from January 2000 through December 2002. Mr. Ryan served as Chairman of the Board and Chief Executive Officer of the general partner of Fintube Limited Partnership from 1985 until its sale to Lone Star Technologies, Inc. in January 2000. He has been one of our directors since December 15, 2007. As a entrepreneur for more than 40 years, Mr. Ryan has an extensive background in business and manufacturing operations, and in-depth knowledge of the heat exchanger business in which the Company has a significant investment. Mr. Ryan also served on the Boards of Directors of Lone Star Technologies from 2000 to 2007, AAON, Inc. from 2001 to 2007, and Global Power Equipment Group from 2002 to 2008.

Michael T. Yonker, Age 67. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been one of our directors since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company and Woodward Governor Company. Having served as chief executive officer of Portec, Inc. and a senior executive officer of other companies, Mr. Yonker has a depth of business experience.

PROPOSAL NO. 2—APPROVAL OF 2010 INCENTIVE PLAN

2010 Incentive Plan To Be In Lieu of Current Plan

Our Board of Directors has adopted, subject to Stockholder approval, the 2010 Incentive Plan (the “2010 Incentive Plan”), which permits the issuance of up to 3,250,000 shares of our Common Stock.

We currently have one equity plan, the 2007 Incentive Plan, pursuant to which we may make awards of shares of our Common Stock or options to acquire shares of our Common Stock.

The number of shares available for future grants under the 2007 Incentive Plan is 551,503 shares. If the 2010 Incentive Plan is adopted, our Board will not make any further grants of any kind, including stock options or stock grants, under the 2007 Incentive Plan.

The 2010 Incentive Plan authorizes for issuance a maximum of 3,250,000 shares and provides that stock options or stock appreciation rights to be settled in shares may not have a term of more than ten years.

Our Board of Directors adopted the 2010 Incentive Plan in order to give us maximum flexibility in granting equity awards to our non-employee directors and equity and cash based awards to key employees. We believe that the 2010 Incentive Plan will enable us to more effectively attract and retain directors and key employees. We also believe that the 2010 Incentive Plan will motivate directors and our key employees to exert their best efforts on behalf of the Company and its affiliates and that we will benefit from the added interest which such directors and employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

Your approval of Proposal No. 2 will constitute your approval of the 2010 Incentive Plan, including its following provisions: (i) performance criteria upon which performance-based awards may be based under the 2010 Incentive Plan in those instances in which such awards are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended or any successor statute thereto (the “Code”), (ii) the annual per participant limit of 200,000 shares on grants of options and the annual per participant limit of 200,000 shares on grants of stock appreciation rights, (iii) the annual per participant limit of 100,000 shares on grants of performance-based awards that are restricted stock or other stock-based awards, (iv) the annual per participant limit of $5,000,000 for other performance-based stock-based awards that are not denominated or payable in shares of Common Stock and (v) the participants eligible to receive awards under the 2010 Incentive Plan. See “Tax Status of 2010 Incentive Plan Awards” on page 45 for further information on the tax treatment of stock options under the 2010 Incentive Plan

If the 2010 Incentive Plan is not approved, our Board may continue to grant stock options, share awards, and cash awards under the 2007 Incentive Plan.

The description of the 2010 Incentive Plan set forth below is a summary, does not purport to be complete, and is qualified in its entirety by reference to the provisions of the 2010 Incentive Plan itself. The complete text of the 2010 Incentive Plan is attached as Exhibit B to this Proxy Statement.

Description of the 2010 Incentive Plan

Administration. The 2010 Incentive Plan is administered by the Compensation and Personnel Committee of our Board (the “Compensation Committee”), which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto) and, to the extent required by Section 162(m)

of the Code, “outside directors” within the meaning thereof. The Compensation Committee is authorized to interpret the 2010 Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Incentive Plan.

Eligibility. All of our non-employee directors and certain of our and our affiliates’ employees, including executive officers, are eligible to receive awards under the Plan. As of April 20, 2010, approximately 75 employees and 8 non-employee directors are expected to be eligible to participate in the Plan. Participation is discretionary and awards are subject to approval by the Compensation Committee.

Shares Subject to the Plan. The total number of shares of our Common Stock which may be issued under the 2010 Incentive Plan is 3,250,000. As of April 20, 2010, the closing price on The New York Stock Exchange of a share of our Common Stock was $26.92.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award non-qualified or incentive stock options for federal income tax purposes. Options granted under the 2010 Incentive Plan shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee, but in no event shall an option be exercisable more than ten years after it is granted. The maximum number of shares of our Common Stock covered by options that may be granted during any calendar year to any participant shall be 200,000.

The exercise price per share of our Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of our Common Stock on the date the option is granted. To the extent permitted by the Compensation Committee, the exercise price of an option may be paid (a) in cash or its equivalent, (b) in shares of our Common Stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Compensation Committee; provided, that such shares have been held by the participant for no less than six months, (c) partly in cash and partly in shares of our Common Stock, or (d) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares of our Common Stock obtained upon the exercise of the option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares of our Common Stock being purchased.

The Compensation Committee also may grant stock appreciation rights independent of or in conjunction with an option. The maximum number of shares of our Common Stock covered by a stock appreciation right that may be granted during any calendar year to any participant shall be 200,000. The exercise price of a stock appreciation right shall not be less than the fair market value of our Common Stock on the date the stock appreciation right is granted; provided, however, that, in the case of a stock appreciation right granted in conjunction with an option, the exercise price may not be less than the exercise price of the related option. Each stock appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Common Stock over (B) the per share exercise price, times (ii) the number of shares of our Common Stock covered by the stock appreciation right. Each stock appreciation right granted in conjunction with an option shall entitle a participant to surrender the option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Common Stock over (B) the per share exercise price, times (ii) the number of shares of our Common Stock covered by the option which is surrendered. Payment shall be made in shares of our Common Stock or in cash or partly in our Common Stock and partly in cash (with any Common Stock valued at fair market value), as shall be determined by the Compensation Committee. Stock Appreciation rights that may be settled, in whole or in part, in shares of our Common Stock cannot have a term of more than ten years. Stock appreciation rights granted under the 2010 Incentive Plan shall be vested and exercisable at such times and upon such other terms and conditions as may be determined by the Compensation Committee.

No Repricing. The 2010 Incentive Plan prohibits the repricing of options or stock appreciation rights.

Restricted Stock, Other Stock-Based Awards, and Cash Awards. The Compensation Committee shall determine the number of shares of restricted stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted stock may be forfeited to us and the other terms and conditions of restricted stock awards.

The Compensation Committee, in its sole discretion, may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of our Common Stock and may grant cash awards which are not valued or otherwise based on shares. Other equity awards and cash awards may be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of our Common Stock (or the equivalent cash value of such shares of our Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance-Based Awards. Certain stock awards (including restricted stock awards), other stock-based awards and cash awards granted under the 2010 Incentive Plan may be granted in a manner designed to make them deductible by us under Section 162(m) of the Code. Such awards (“Performance-Based Awards”) shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvement in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. With respect to Performance-Based Awards, (a) the Compensation Committee shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (b) no awards shall be paid to any participant until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such awards have been satisfied. The maximum amount of Performance-Based Awards that may be granted during a calendar year to any participant shall be: (x) with respect to stock awards and other stock-based awards that are denominated or payable in shares, 100,000 shares of our Common Stock, (y) with respect to stock awards and other stock-based awards that are not denominated or payable in shares, $5,000,000, and (z) with respect to cash awards which are not otherwise valued or based on shares, $5,000,000.

Adjustments Upon Certain Events. In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, shall adjust, as and in the manner and to the extent it deems equitable and appropriate, (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2010 Incentive Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards (including limits established for restricted stock or other stock-based awards) may be granted during a calendar year to any participant, (iii) the exercise price of any option or stock appreciation right and/or (iv) any other terms of the awards that the Compensation Committee determines to be affected by the event.

Upon the occurrence of a change in control of the Company (as defined in the 2010 Incentive Plan), the 2010 Incentive Plan provides that the Compensation Committee may (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award or (B) cancel awards for fair value or (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted thereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the change in control, such options or stock appreciation rights shall be exercisable as to all shares of our Common Stock subject thereto and that upon the occurrence of the change in control, such options shall terminate.

Amendment and Termination. Our Board may amend, alter or discontinue the 2010 Incentive Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of our

Stockholders, if such action would, (i) increase the total number of shares reserved for the purposes of the 2010 Incentive Plan or increase the maximum number of shares of restricted stock or other equity awards that may awarded thereunder or the maximum number of shares for which awards may be granted to any participant during a calendar year (ii) modify the provisions relating to repricing of options or stock appreciation rights, or the exercise prices of options, or (iii) modify provisions relating to the term of stock options and stock appreciation rights that may be settled in shares of our Common Stock, or (b) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2010 Incentive Plan. No awards may be made under the 2010 Incentive Plan after ten years from its original date of approval by our stockholders.

Tax Status of 2010 Incentive Plan Awards

Introduction. The following summary discussion is limited to the U.S. federal income tax treatment of stock options awarded under the 2010 Incentive Plan, is based on present federal tax laws and regulations, and does not purport to be a complete description of the federal or other tax consequences that may also be relevant to stock option awards.

Incentive Stock Options. If the option is an incentive stock option, no income is realized by the optionee for regular tax purposes upon grant of the option or, in general, upon exercise. However, the exercise of an incentive stock option will increase the optionee’s alternative minimum taxable income and in some cases result in liability for the alternative minimum tax. If shares purchased upon the exercise of an incentive stock option are held by the optionee for at least two years from the date of the grant of such option and for at least one year after exercise, gain or loss recognized upon a later sale or exchange of the shares will be taxed as a long-term capital gain or loss. If there is a disposition of the shares before these holding periods are satisfied, then, in general, the optionee will have ordinary income at disposition equal to the excess of the shares’ fair market value at time of exercise over the exercise price (or, in some cases, the excess of the shares’ fair market value at time of disposition over the exercise price), and any additional gain recognized in the disposition will be taxed as a capital gain, long-term or short-term depending on the optionee’s holding period in the shares. Special rules may apply where the exercise price is paid by the delivery to us of previously acquired shares of our Common Stock. With some exceptions, if an incentive stock option is exercised more than three months following termination of employment the tax treatment of the exercise will be the same as that described below for “non-qualified options.” Also, to the extent that incentive stock options granted to an optionee first become exercisable in any calendar year for shares having a grant-date value in excess of $100,000, the excess will be treated as non-qualified options. In general, we will be entitled to claim an income tax deduction only for the regular ordinary income, if any, recognized by an optionee in connection with the exercise of an incentive stock option or in connection with a disposition of shares acquired upon exercise.

Non-Qualified Options. If the option is a non-qualified option, no income is realized by the optionee at the time of grant of the option, and no deduction is available to us at that time. At the time of exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares of our Common Stock on the date of exercise over the exercise price, and a corresponding income tax deduction is available to us. If an option is exercised by delivery to us of shares of our Common Stock, a number of shares received by the optionee equal to the number of shares so delivered will have a tax basis and holding period equal to the shares so delivered and the additional shares received will have a tax basis equal to their then fair market value and a holding period that is measured from the date of exercise. Upon disposition, any additional gain and any loss realized on the disposition will be taxed as a capital gain or loss, long-term or short-term depending on the optionee’s holding period in the shares.

Certain Other Tax Matters: In general, Section 162(m) of the Code limits to $1 million the tax deduction that a public corporation may claim in a year for compensation paid to its chief executive officer or to any of its three other most highly compensated executive officers other than its chief financial officer. Certain performance-based compensation is exempt from this limitation. Stock options granted under the 2010 Incentive Plan are intended to qualify for this exemption. Under Sections 280G and 4999 of the Code, in general, a public corporation may not be able to claim a deduction for, and certain stockholders, officers and highly compensated individual may be subject to an additional 20% excise tax on, a portion of any payments to such individuals that are contingent or are deemed to be contingent on a change in ownership or effective control of the corporation or a change in the ownership or a substantial portion of its assets.

2010 Incentive Plan Benefits

It is anticipated that each non-employee director will receive under the 2010 Incentive Plan an annual stock option grant with a ten year term of 20,000 shares of our Common Stock upon his election to our Board, or upon his re-election to our Board, at each annual meeting of our Stockholders. The option exercise price will be the fair market value of a share of our Common Stock on the grant date and the option will become fully exercisable as of the grant date. While it is anticipated that an option for 20,000 shares of Common Stock will be annually granted to each non-employee director, the exercise price and value of such options are not determinable at this time.

It is also anticipated that under the 2010 Incentive Plan, each year each non-employee member of our Board will receive 40% of his non-cash annual retainer, as he determines, in either shares of our Common Stock or in stock options. With respect to those directors who determine to receive shares of our Common Stock, the current retainer arrangement provides that 50% of such shares are to be delivered on the first business day of the year and 50% of such shares are deliverable on the first anniversary thereof provided that the director has served as such during the entire calendar year. The number of shares currently issuable to each such director is determined by dividing $40,000 by the closing price on the New York Stock Exchange of a share of our Common Stock on the first business day of the applicable calendar year and increasing such resulting number by 20%. With respect to those directors who elect to receive stock options, the current retainer arrangement provides that the stock options are to be granted on the first business day of the calendar year with an exercise price equal to the closing price on the New York Stock Exchange of a share of our Common Stock on such date. The number of options awarded to each such director currently is determined by dividing $40,000 by the value of an option with a five-year term to purchase a share of our Common Stock at the closing price of a share of our Common Stock on the first business day of the applicable calendar year and increasing that number by 50%. One-quarter of the option is to be exercisable on the first day of each calendar quarter, commencing with the grant date. All such options would have a 5-year term. The number of shares of our Common Stock and options to be granted to each director as part of his annual non-cash retainer is not determinable at this time.

We also anticipate that we will grant shares of our Common Stock under the 2010 Incentive Plan in order to satisfy certain provisions of our Long Term Incentive Plan (the “LTIP”). Under the LTIP, restricted stock units (“RSUs”) are granted each year to LTIP participants who are members of our senior management and presently include, among others: Frank T. MacInnis, Chairman and Chief Executive Officer; Anthony J. Guzzi, President and Chief Operating Officer; Sheldon I. Cammaker, Executive Vice President, General Counsel and Corporate Secretary; Mark A. Pompa, Executive Vice President and Chief Financial Officer; and R. Kevin Matz, Executive Vice President—Shared Services. The award of such RSUs is based on a dollar amount equivalent to a percentage of the individual’s annual base salary rate in effect on December 31 of the immediately preceding year. The number of RSUs is determined by dividing such dollar amount by the fair market value of a share of our Common Stock on the first business day of the applicable calendar year. Shares with respect to the RSUs vest on the third anniversary of the grant date of the RSUs and are to be issued approximately six weeks later. The percentage of annual base salary rate with respect to which RSUs are to be granted is provided for in the LTIP (subject to change by the Compensation Committee of our Board of Directors). For 2010, 110,335 RSUs were awarded under the LTIP to participants in the LTIP. However, the number of RSUs to be awarded in the future and the number of shares of our Common Stock issuable in respect thereof is not determinable at this time.

Any other future awards, including stock options, made under the 2010 Incentive Plan are discretionary and cannot be determined at this time. In addition, other recipients of awards, if any, are not currently determinable.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2009, equity compensation plans that were approved by stockholders and equity compensation plans that were not approved by stockholders. The information in the table and in the notes thereto has been adjusted for 2-for-1 stock splits effected on July 9, 2007 and February 10, 2006.

Plan Category	Equity Compensation Plan Information
	A		B	C
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	2,451,931	(1)	$13.85 (1)	686,171 (3)
Equity Compensation Plans Not Approved by Security Holders	2,458,132	(2)	$11.26	—

Total	4,910,063		$12.55	686,171

(1)

Included within this amount are 374,889 restricted stock units that will be issued for no consideration. The weighted average exercise price would have been $16.35 had the weighted average exercise price calculation excluded such restricted stock units.

(2)

12,000 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our employees (other than executive officers) (the “Employee Options”), 2,414,132 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our executive officers (the “Executive Options”) and 32,000 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our directors (the “Director Options”).

(3)

Represents shares of our Common Stock available for future issuance under our 2007 Incentive Plan, which may be issuable in respect of options and/or stock appreciation rights granted under that plan and/or may also be issued pursuant to the awards of restricted stock, unrestricted stock and/ or awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our Common Stock.

Employee Options

The Employee Options referred to in note (2) to the immediately preceding table under Equity Compensation Plan Information (the “Table”) vested over three years in equal annual installments, commencing with the first anniversary of the date of grant of the Employee Options. Our Board granted such Employee Options to certain of our key employees based upon their performance. Those Employee Options have an exercise price per share equal to the fair market value of a share of our Common Stock on their respective grant dates and have a term of ten years from the grant date.

Executive Options

The references below to numbers of options and to option exercise prices have been adjusted for 2-for-1 stock splits effected on July 9, 2007 and February 10, 2006.

140,000 of the Executive Options referred to in note (2) to the Table were granted to six of our then executive officers in connection with their employment agreements with us, which employment agreements were made as of January 1, 1998, as amended (the “1998 Employment Agreements”) and have since expired. Pursuant to the terms of the 1998 Employment Agreements, each such executive officer received a fixed number of Executive Options on the first business day of 2001 with an exercise price of $6.36 per share. Such Executive Options vested on the first anniversary of the grant date.

2,168,132 of the Executive Options referred to in note (2) to the Table were granted to six of our then executive officers in connection with employment agreements with us, which employment agreements were dated January 1, 2002 (the “2002 Employment Agreements”) and have since expired, and 106,000 of the Executive Options were granted to Mr. Anthony J. Guzzi, our President and Chief Operating Officer, when he joined us in October 2004. Of these Executive Options, (i) an aggregate of 428,000 of such Executive Options were granted on December 14, 2001 with an exercise price of $10.43 per share, (ii) an aggregate of 462,800 of such Executive Options were granted on January 2, 2002 with an exercise price of $11.59 per share, (iii) an aggregate of 507,740 of such Executive Options were granted on January 2, 2003 with an exercise price of $13.69 per share, (iv) an aggregate of 769,592 of such Executive Options were granted on January 2, 2004 with an exercise price of $10.96 per share and (v) 106,000 of such Executive Options were granted to Mr. Guzzi on October 25, 2004 with an exercise price of $9.67 per share. The Executive Options referred to above in clause (i) were exercisable in full on the grant date; the Executive Options referred to above in clauses (ii), (iii) and (iv) provide that they are exercisable as follows: one-fourth on the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and one-fourth on the last business day of the calendar year immediately preceding the third anniversary of the grant date. During 2004, the out-of-the-money Executive Options referred to in clauses (iii) and (iv) were vested in full in anticipation of a change in accounting rules requiring the expensing of stock options beginning in January 2006. The options granted to Mr. Guzzi became exercisable in three equal annual installments, commencing with the first anniversary of the date of grant.

Each of the Executive Options granted have a term of ten years from their respective grant dates and an exercise price per share equal to the fair market value of a share of our Common Stock on their respective grant dates.

Director Options

The references below to numbers of options and to option exercise prices have been adjusted for 2-for-1 stock splits effected on July 9, 2007 and February 10, 2006.

During 2002, each of our non-employee directors who then served as a director received 8,000 Director Options. These options were in addition to the 12,000 options to purchase our Common Stock that were granted on the same date to each such non-employee director under our 1995 Non- Employee Directors’ Non-Qualified Stock Option Plan, which plan had been approved by our Stockholders. The price at which such Director Options are exercisable is equal to the fair market value per share of our Common Stock on the grant date. The exercise price per share of the Director Options is $13.88 per share, except those granted to Mr. Michael T. Yonker, upon his election to the Board on October 25, 2002, which have an exercise price of $12.94 per share. All of these options became exercisable commencing with the grant date and have a term of ten years from the grant date.

ADOPTION OF PROPOSAL NO. 2

We believe that our best interests will be served by the approval of Proposal No. 2.

Approval of Proposal No. 2 requires the affirmative vote of a majority of shares of our Common Stock represented at the Annual Meeting and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2010 INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 3)

The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2010, subject to ratification by Stockholders, and presents this selection to the Stockholders for ratification. Ernst & Young LLP has acted as our independent auditors since May 14, 2002.

Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees

The aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 31, 2009 and 2008 were as follows:

Services Provided	Fee Amount

	2009	2008
Audit Fees(1)	$3,842,379	$4,226,863
Audit Related Fees(2)	120,507	122,000
Tax Fees(3)	152,757	218,182
All Other Fees(4)	26,995	59,086

Total	$4,142,638	$4,626,131

(1)

Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, the issuance of consents with respect to Registration Statements on Forms S-8, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)	Fees rendered for employee benefit plan audits.

(3)	Fees for services related to tax compliance, including consulting services, the preparation of tax returns and tax planning.

(4)	Software subscriptions and in 2009 only, fees for advisory services related to government cost accounting standards.

Audit Committee Pre-Approval Procedures

The 2009 and 2008 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services, which were approved by the Audit Committee, were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting.

ADOPTION OF PROPOSAL NO. 3

We believe that our best interests will be served by the approval of Proposal No. 3. If our Stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different certified public accounting firm at any time during the year if it is determined that such a change would be in our and our Stockholders’ best interests.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of our Common Stock represented at the Annual Meeting and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.

To our knowledge and based solely upon a review of such reports, during the year 2009 all such reports relating to share ownership were timely filed.

OTHER MATTERS

Stockholder Proposals. Stockholders’ proposals must be received by us at our headquarters in Norwalk, Connecticut on or before December 28, 2010 in order to be considered for inclusion in next year’s proxy statement.

Our bylaws set forth advance notice provisions and procedures to be followed by Stockholders who wish to bring business before an annual meeting of stockholders, whether or not such Stockholder wishes the matter to be considered for inclusion in our Proxy Statement or who wish to nominate candidates for election to the Board. A Stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such Stockholder’s intent is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

A Stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such Stockholder’s intent to make such nomination is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the bylaws.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a Stockholder must meet to have a proposal included in our proxy statement.

OTHER INFORMATION

We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of $9,500, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

The Board is aware of no other matters that are to be presented to the Stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Upon the written request of any Stockholder of record on April 20, 2010, a copy of our annual report on Form 10-K for the year ended December 31, 2009 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Sheldon I. Cammaker, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.

BY ORDER OF THE BOARD OF DIRECTORS
SHELDON I. CAMMAKER
Corporate Secretary

April 27, 2010

Exhibit A

EMCOR GROUP, INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s Stockholders. In making this determination, the Board shall apply the following standards:

•	A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•

A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

For purposes of these Guidelines, the term:

•

“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•	“Company” includes any parent or subsidiary in a consolidated group with the Company.

•	“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

Exhibit B

2010 INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company in recruiting and retaining directors and to aid the Company and its Affiliates in recruiting key employees and to motivate such directors and key employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such directors and employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least forty percent (40%).

(c)	“Award” means an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award granted pursuant to the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:

(i)

any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of voting common securities directly from the Company, other than upon the conversion of convertible debt securities or other securities and/or the exercise of options or warrants); or

(ii)

any merger or other business combination involving the Company, sale of substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(iii)

within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).

(f)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” means the Compensation and Personnel Committee of the Board.

(h)	“Company” means EMCOR Group, Inc., a Delaware corporation.

(i)	“Effective Date” means the date the adoption of the Plan by the Board is approved by the Company’s stockholders.

(j)	“Exercise Price” means the purchase price per Share under the terms of an Option as determined pursuant to Section 6(a).

(k)

“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing prices of the Shares on The New York Stock Exchange or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

(m)	“Option” means a stock option granted pursuant to Section 6.

(n)	“Other Stock-Based Awards” means awards in respect of Shares granted pursuant to Section 9.

(o)	“Participant” means a director of the Company or an employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(p)	“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 9(b).

(q)	“Plan” means the 2010 Incentive Plan, as amended from time to time.

(r)	“Restricted Stock” means any Share granted under Section 8.

(s)	“Shares” means shares of common stock of the Company, $.01 par value per share.

(t)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(u)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 3,250,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan as applicable. Stock Appreciation Rights to be settled in Shares shall also reduce the total number of Shares available under the Plan regardless of the actual number of Shares issued upon settlement of the Stock Appreciation Rights. Shares which are subject to Awards which terminate or lapse without the payment of cash consideration or Shares may be granted again under the Plan.

4. Administration

(a)

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof.

(b)

Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(c)

The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5. Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

(b)	No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

6. Terms and Conditions of Options

The maximum number of Shares covered by Options that may be awarded during any calendar year to any Participant shall be 200,000. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Exercise Price. The Exercise Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be ISOs, unless the applicable Award agreement expressly states that the Option is intended to be a nonqualified stock option. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Terms and Conditions of Stock Appreciation Rights

(a)

Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement). The maximum number of Shares covered by Stock Appreciation Rights that may be awarded during any calendar year to any Participant shall be 200,000.

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that, notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Exercise Price of the related Option. Stock Appreciation rights that may be settled, in whole or in part, in Shares may not be exerciseable more than ten years from the date of grant. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Exercise Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)

Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit provided that a Stock Appreciation Right may not be exercisable more than ten years from the date of grant.

8. Restricted Stock

(a)

Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)

Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)

Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d)

Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Committee, be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to a such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the

Committee (i) while the outcome for that performance period is substantially uncertain and (ii) by the earlier of (A) 90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 9(b) below. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify.

9. Other Stock-Based Awards

(a)

Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares and may make awards of cash which are not in respect of Shares (“Cash Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) and Cash Awards upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards and Cash Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the amount of any Cash Award and/or number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Cash Awards and Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 and performance-based grants of Shares of Restricted Stock and Cash Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) by the earlier of (A)90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No

Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. Notwithstanding the foregoing, the maximum amount of Performance- Based Awards that may be granted during a calendar year to any Participant shall be (x) with respect to Other Stock-Based Awards and Awards of Shares of Restricted Stock, that are denominated or payable in shares, 100,000 shares, (y) with respect to Other Stock-Based Awards that are not denominated or payable in shares, $5,000,000 and (z) with respect to Cash Awards, $5,000,000.

10. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, as and in the manner and to the extent it deems to be equitable or appropriate, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock- Based Awards) may be granted during a calendar year to any Participant, (iii) the Exercise Price or exercise price of any Stock Appreciation Right and/or (iv) any other terms of the Awards that the Committee determines to be affected by the event.

(b)

Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (ii) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iv) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

11. No Right to Employment or Awards

The granting of an Award under the Plan shall (a) impose no obligation on the Company or any Affiliate to continue the employment of a Participant who is an employee and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant nor to continue a Participant who is a director as a director, or who hereafter becomes a director, and shall not lessen or affect the Company’s right to remove such director nor (b) confer on any director, or on any person who hereafter becomes a director, any right to continue to serve as a director. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14. Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of stockholders of the Company, if such action would (except as is provided in Section 11 of the Plan), (i) increase the total number of Shares reserved for the purposes of the Plan or the maximum number of Shares for which Awards may be granted to any Participant or (ii) materially modify requirements for participation in the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of stockholders of the Company (i) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, (ii) to Section 6(a), relating to the exercise price of stock options, (iii) to Section 6(b), relating to the maximum option term of ten years, or (iv) to Section 7(a), relating to the maximum Stock Appreciation Right term of ten years for Stock Appreciation Rights that may be settled in Shares; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15. International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

16. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

17. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

EMCOR GROUP, INC.
Annual Meeting of Stockholders
June 11, 2010
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Frank T. Maclnnis, Sheldon I. Cammaker, and Mark A. Pompa, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of EMCOR Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 11, 2010 in the Park Suite at The Four Seasons Hotel, 57 East 57th Street, New York, NY, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000064590_2   R2.09.05.010

EMCOR GROUP, INC.
301 MERRITT SEVEN, 6TH FLOOR
NORWALK, CT 06851

VOTE BY INTERNET - www.proxyyote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees:

01	Stephen W. Barshad 02 David A. B. Brown 03 Larry J. Bump 04 Albert Fried, Jr. 05 Anthony J. Guzzi
06	Richard F. Hamm, Jr. 07 David H. Laidley 08 Frank T. MacInnis 09 Jerry E. Ryan 10 Michael T. Yonker

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain

2	Proposal to approve the adoption of the 2010 Incentive Plan.						☐	☐	☐

3	Proposal to ratify the appoinment of Ernst & Young, LLP as independent auditors for 2010.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000064590_1   R2.09.05.010